                                                                    EXHIBIT 99.1

                                                                  EXECUTION COPY

================================================================================

            PREFERRED STOCK PURCHASE AND RECAPITALIZATION AGREEMENT

                                 by and among

                         KKTY HOLDING COMPANY, L.L.C.

                                      and

                             KATY INDUSTRIES, INC.

                          Dated as of March 29, 2001


================================================================================

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
ARTICLE I THE OFFER..................................................................................................  2
     SECTION 1.1.  The Offer.........................................................................................  2
     SECTION 1.2.  Offer Documents...................................................................................  3
     SECTION 1.3.  Certain Actions...................................................................................  4
     SECTION 1.4.  Payment for Offer Shares Tendered and Accepted....................................................  7

ARTICLE II PREFERRED STOCK PURCHASE..................................................................................  8
     SECTION 2.1.  Purchase and Sale.................................................................................  8
     SECTION 2.2.  Closing...........................................................................................  8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF KATY...................................................................  9
     SECTION 3.1.  Organization, Qualification, Etc..................................................................  9
     SECTION 3.2.  Capitalization.................................................................................... 10
     SECTION 3.3.  Corporate Authority Relative to this Agreement; No Violation...................................... 11
     SECTION 3.4.  Reports and Financial Statements.................................................................. 11
     SECTION 3.5.  Accounts Receivable, Accounts Payable and Inventory............................................... 12
     SECTION 3.6.  Indebtedness; No Undisclosed Liabilities.......................................................... 13
     SECTION 3.7.  [Reserved]........................................................................................ 13
     SECTION 3.8.  Customers and Suppliers........................................................................... 13
     SECTION 3.9.  No Violation of Law............................................................................... 13
     SECTION 3.10. Transactions with Affiliates...................................................................... 14
     SECTION 3.11. [Reserved]........................................................................................ 14
     SECTION 3.12. Environmental, Health and Safety Laws and Regulations............................................. 14
     SECTION 3.13. Employee Benefit Matters.......................................................................... 15
     SECTION 3.14. Absence of Certain Changes or Events.............................................................. 18
     SECTION 3.15. Investigations; Litigation........................................................................ 19
     SECTION 3.16. Products.......................................................................................... 19
     SECTION 3.17. Securities Filings................................................................................ 19
     SECTION 3.18. Tax Matters....................................................................................... 19
     SECTION 3.19. Intellectual Property............................................................................. 20
     SECTION 3.20. Severance Payments................................................................................ 21
     SECTION 3.21. Title to Properties............................................................................... 21
     SECTION 3.22. Licenses.......................................................................................... 22
     SECTION 3.23. Insurance......................................................................................... 23
     SECTION 3.24. Material Contracts................................................................................ 23
     SECTION 3.25. Rights Agreement.................................................................................. 24

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
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................................ 25
   SECTION 4.1.  Organization, Qualification, Etc................................................................. 25
   SECTION 4.2.  Corporate Authority Relative to this Agreement; No Violation..................................... 25
   SECTION 4.3.  Litigation....................................................................................... 26
   SECTION 4.4.  Ownership of Katy Stock.......................................................................... 26
   SECTION 4.5.  No Required Vote of Purchaser Shareholders....................................................... 26
   SECTION 4.6.  Securities Filings............................................................................... 26
   SECTION 4.7.  Loan Commitments................................................................................. 26
   SECTION 4.8.  Purchase for Investment.......................................................................... 27

ARTICLE V COVENANTS AND AGREEMENTS................................................................................ 27
   SECTION 5.1.  Conduct of Business by Katy and the Subsidiaries................................................. 27
   SECTION 5.2.  Investigation.................................................................................... 29
   SECTION 5.3.  Cooperation...................................................................................... 30
   SECTION 5.4.  Employee Benefit Plans........................................................................... 30
   SECTION 5.5.  Filings; Other Action............................................................................ 30
   SECTION 5.6.  [Reserved]........................................................................................31
   SECTION 5.7.  Anti-takeover Statute............................................................................ 31
   SECTION 5.8.  No Solicitation by Katy.......................................................................... 31
   SECTION 5.9.  Rights Agreement................................................................................. 33
   SECTION 5.10. Public Announcements............................................................................. 33
   SECTION 5.11. Indemnification of Directors and Officers........................................................ 33
   SECTION 5.12. Additional Reports............................................................................... 34
   SECTION 5.13. Update Disclosure; Breaches...................................................................... 34
   SECTION 5.14. Corporate Governance............................................................................. 35
   SECTION 5.15. Registration Rights.............................................................................. 36

ARTICLE VI CONDITIONS TO CLOSING.................................................................................. 36
   SECTION 6.1.  Conditions to Each Party's Obligation to Close................................................... 36
   SECTION 6.2.  Conditions to Obligations of Katy to Close....................................................... 37
   SECTION 6.3.  Conditions to Obligations of Purchaser to Close.................................................. 37

ARTICLE VII TERMINATION, WAIVER, AMENDMENT AND CLOSING............................................................ 38
   SECTION 7.1.  Termination or Abandonment....................................................................... 38
   SECTION 7.2.  Termination Fee.................................................................................. 39
   SECTION 7.3.  Approval of Board of Directors Required.......................................................... 40

ARTICLE VIII MISCELLANEOUS........................................................................................ 41
   SECTION 8.1.  Non-Survival of Representations and Warranties; Specific Enforcement;
                   Limitation..................................................................................... 41
   SECTION 8.2.  Expenses......................................................................................... 41
   SECTION 8.3.  Counterparts; Effectiveness...................................................................... 41

      SECTION 8.4. Governing Law............................................................................ 41
      SECTION 8.5. Notices.................................................................................. 42
      SECTION 8.6. Assignment; Binding Effect............................................................... 43
      SECTION 8.7. Severability............................................................................. 43
      SECTION 8.8. Miscellaneous............................................................................ 43
      SECTION 8.9. Headings................................................................................. 43
      SECTION 8.10. Finders or Brokers...................................................................... 44
      SECTION 8.11. Amendment............................................................................... 44
      SECTION 8.12. Waiver.................................................................................. 44


ANNEX I

ANNEX II

EXHIBIT A

EXHIBIT B

EXHIBIT C

Schedule 3.1
Schedule 3.2(a)
Schedule 3.2(b)
Schedule 3.2(c)
Schedule 3.3
Schedule 3.5(a)
Schedule 3.5(b)
Schedule 3.5(c)
Schedule 3.5(d)
Schedule 3.6
Schedule 3.8
Schedule 3.10
Schedule 3.12
Schedule 3.13(a)
Schedule 3.13(c)
Schedule 3.13(g)
Schedule 3.14
Schedule 3.15
Schedule 3.16
Schedule 3.19

Schedule 3.21
Schedule 3.22
Schedule 3.23
Schedule 3.24
Schedule 5.1
Schedule 6.2
Schedule 6.3

            PREFERRED STOCK PURCHASE AND RECAPITALIZATION AGREEMENT

     THIS PREFERRED STOCK PURCHASE AND RECAPITALIZATION AGREEMENT, dated as of March 29, 2001 (this "Agreement"), is among KKTY HOLDING COMPANY, L.L.C. ("Purchaser") and KATY INDUSTRIES, INC. ("Katy").

     WHEREAS, Katy is a corporation duly organized and existing under the laws of the State of Delaware, and Purchaser is a limited liability company duly organized and existing under the laws of the State of Delaware;

     WHEREAS, the respective Boards of Directors of Katy and Purchaser have approved the transactions contemplated by this Agreement (the "Recapitalization") on the terms and subject to the conditions set forth in this Agreement, and the Board of Directors of Katy has determined that the Offer (as defined in Section 1.1) and the Preferred Stock Purchase (as defined below) are
           -----------
fair to and in the best interests of Katy's shareholders;

     WHEREAS, Purchaser has simultaneously entered into a binding term sheet, attached hereto as Exhibit B, with Bankers Trust Company to refinance the
                   ---------
existing loans of Katy (the "Refinancing");

     WHEREAS, as a condition to Purchaser entering into this Agreement, Katy has entered into a letter of intent dated March 6, 2001 with respect to the sale of Hamilton Metals, L.P. ("Hamilton") for a cash purchase price equal to $21,000,000, and such letter of intent remains in full force and effect as of the date hereof;

     WHEREAS, at Purchaser's request, certain members of Katy's management, directors, officers and other shareholders (collectively the "Agreement Shareholders") are simultaneously entering into a stock voting and tender agreement with Purchaser (the "Voting Agreement") pursuant to which the Agreement Shareholders have agreed to vote with respect to certain questions that may be put to such Agreement Shareholders, in each case, in accordance with the terms and conditions of the Voting Agreement and to tender certain of their Common Shares in the Offer;

     WHEREAS, to effectuate the Recapitalization, Katy and Purchaser each desire that Purchaser (i) commence a cash tender offer to purchase up to 2,500,000 outstanding shares (the "Offer Shares") of common stock, $1.00 par value per share, of Katy (the "Katy Common Stock"), inclusive of their respective associated common stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of January 13, 1995, as amended (the "Rights Agreement"), between Katy and La Salle National Bank, as Rights Agent (the shares of Katy Common Stock and the associated Rights are referred to herein as "Common Shares") and (ii) purchase from Katy not less than 400,000 shares of newly issued preferred stock, $100.00 par value per share (the "Convertible Preferred Stock"), convertible at a ratio of twelve and one-half Common Shares per share of Convertible Preferred Stock (equivalent to $8.00 per Common Share) into an aggregate of not less than 5,000,000 Common Shares, for a purchase price of $100.00 per share (or an aggregate purchase price of $ 40,000,000) (the "Preferred Stock Purchase"), in each case, on the terms and subject to the conditions set forth in this Agreement and the Offer Documents (as defined in
Section 1.2 hereof), and the Board of Directors
-----------
of Katy has approved such tender offer and such Preferred Stock Purchase and has resolved to recommend to its shareholders that they consider acceptance of the tender offer and the tender of all or part of their Common Shares pursuant thereto and that they authorize the Convertible Preferred Stock and the issuance of Common Shares upon conversion of the Convertible Preferred Stock and approve the terms of the Preferred Stock Purchase at a meeting of the shareholders of Katy (the "Shareholder Meeting");

     WHEREAS, simultaneously with entering into this Agreement, Purchaser and Katy have executed a term sheet, attached hereto as Exhibit C, providing for the
                                                    ---------
terms and conditions of the Convertible Preferred Stock;

     WHEREAS, Exhibit A to this Agreement sets forth the pages hereof on which
              ---------
the capitalized terms are defined;

     WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Preferred Stock Purchase and also to prescribe various conditions to the Offer and the Preferred Stock Purchase; and

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                                   The Offer
                                   ---------

     SECTION 1.1.   The Offer.
                    ---------

     (a) Concurrently with the date the definitive proxy statement for the Shareholder Meeting is first mailed to Katy's shareholders (the "Offer Commencement Date"), Purchaser shall commence (within the meaning of Rule 14d-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) an offer to purchase (the "Offer") the Offer Shares at a price of $8.00 per Share, net to the seller of such Offer Shares in cash (such amount, or any greater amount per Offer Share paid pursuant to the Offer, being hereinafter referred to as the "Offer Consideration"), subject to the provisions of this Agreement, provided that this Agreement shall not have been terminated pursuant to Article VII and that no fact, occurrence or circumstance shall exist which
   -----------
would result in a failure to satisfy any of the conditions (to the extent not waived by Purchaser) set forth in Annex I (the "Purchaser Closing Conditions"),
                                  -------
and provided further that the Offer Shares shall in no event represent more than 29.9% of the outstanding voting securities of Katy. The obligation of Purchaser to consummate the Offer, accept for payment and to pay for the Offer Shares validly tendered in the Offer and not withdrawn shall be expressly subject to
(i) satisfaction of the Purchaser Closing Conditions (to the extent not waived by Purchaser), including, without limitation, the condition that the number of Offer

Shares (up to the maximum of 2,500,000) which shall have been validly tendered and not withdrawn prior to the expiration of the Offer, together with the Common Shares into which the Convertible Preferred Stock to be purchased by Purchaser are convertible, shall represent not less than a majority of the Katy Common Stock issuable and outstanding, calculated on a fully diluted basis (exclusive of outstanding Options), on the Closing Date, and (ii) pro rata acceptance for payment of Common Shares tendered as specified in Section 1.4(b) if the total
                                                  --------------
number of Common Shares tendered exceeds the maximum of 2,500,000. The initial expiration date of the Offer shall be midnight, New York City time, on the later of (i) the date immediately succeeding the date of the Shareholder Meeting fixed in the definitive proxy statement and (ii) the 20/th/ Business Day after the Offer Commencement Date; provided, however, that, subject to the requirements of applicable law, the term of the Offer shall be extended by Purchaser if so requested by Katy if the Purchaser Closing Conditions (other than the Minimum Condition, the condition set forth in paragraph (ii) of the first paragraph of Annex I and the conditions set forth in subclauses (j), (n) and (p) of Annex I)
                                                                       -------
shall have been satisfied as of the date of the request, and may in any case be extended in the sole discretion of Purchaser, for a period of up to twenty (20) Business Days, provided, however, that in no event shall the Offer be extended beyond June 30, 2001. For purposes of this Agreement, the term "Business Day" shall mean any day, other than Saturday, Sunday or a United States federal holiday.

     (b)  [Reserved]

     (c) Without the prior written consent of Katy, Purchaser shall not decrease the Offer Consideration or change the form of consideration payable in the Offer, reduce the minimum number of Offer Shares that is a condition to the Offer, increase the maximum number of Offer Shares to be purchased pursuant to the Offer, impose additional conditions to the Offer or amend any other term of the Offer in any manner adverse to Katy or to the holders of Katy Common Stock.

     SECTION 1.2.   Offer Documents.
                    ---------------

     On the Offer Commencement Date, Purchaser shall file or cause to be filed with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule TO (the "Schedule TO") with respect to the Offer which shall contain the offer to purchase and related letter of transmittal (such Schedule TO, letter of transmittal and other ancillary Offer documents and instruments pursuant to which the Offer will be made, including any other documents required to be filed with the SEC as part of or incorporated by reference in the Schedule TO, together with any supplements or amendments thereto, the "Offer Documents") and shall contain (or shall be amended in a timely manner to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and other applicable law; provided, however, that no agreement or representation is hereby made or shall be made by Purchaser with respect to information supplied by Katy or with respect to Katy information derived from the Katy SEC Reports which is included or incorporated by reference in the Offer Documents. Purchaser and Katy each agrees promptly to correct any information provided by them for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect and to promptly notify in writing each other party hereto of the nature and cause of such changes. To the extent information in the Offer Documents needs to be modified or corrected pursuant to applicable law, the parties hereto agree to cooperate in good faith to make such modifications or corrections and to file and disseminate them as required by applicable law.

     SECTION 1.3.   Certain Actions.
                    ---------------

     (a) Katy hereby approves of and consents to the Offer and represents and warrants that Katy's Board of Directors (at a meeting duly called and held) has
(i) determined that each of this Agreement and the transactions contemplated hereby, including the Offer and the Preferred Stock Purchase, are fair to and in the best interests of Katy and its shareholders, (ii) Unanimously approved (with all references to the term "Unanimously" being deemed to refer to actions taken by all current members of Katy's Board of Directors, except for William F. Andrews) this Agreement and the transactions contemplated hereby, including the Offer and the Preferred Stock Purchase, so that section 203 of the General Corporation Law of Delaware ("DGCL") shall not prevent any business combination (as defined in section 203 of the DGCL) between Katy and any person that becomes an interested stockholder (as defined in section 203 of DGCL) of Katy as a result of the Offer, the Preferred Stock Purchase, or any other transaction contemplated by the Agreement, (iii) Unanimously recommended that the holders of Common Shares consider acceptance of the Offer and the tender of all or part of their Common Shares pursuant to the Offer, (iv) taken all actions necessary or appropriate so that the execution of this Agreement and the consummation of the transactions contemplated hereby (including without limitation the Offer, the Preferred Stock Purchase, the conversion of the Convertible Preferred Stock and the Voting Agreement) do not and will not result in the ability of any person to exercise any rights under the Rights Agreement or enable or require the rights to separate from the Common Shares to which they are attached or to be triggered or become exercisable, (v) Unanimously nominated and recommended for election as directors of Katy the nominees designated by Purchaser (the "Purchaser Designees"), who, if elected by the shareholders, will constitute a majority of such Board of Directors, (vi) Unanimously approved and recommended that the holders of Common Shares approve and adopt an amendment to Katy's Certificate of Incorporation authorizing (A) election of directors in two classes, with staggered terms of office, and (B) 600,000 shares of Convertible Preferred Stock, on substantially the terms and conditions set forth in Exhibit C, (vii)
                                                              ---------
Unanimously recommended that the holders of Common Shares approve the Preferred Stock Purchase and the issuance of Common Shares upon the conversion of the Convertible Preferred Stock in accordance with the terms of the Convertible Preferred Stock, (viii) authorized Katy to prepare and file with the SEC within five (5) Business Days after the date of this Agreement (and Katy shall use its reasonable best efforts to cause such filing within five(5) Business Days) a preliminary proxy statement with respect to the election of directors and the approvals by the holders of Common Shares referred to in clauses (vi) and (vii) at the Shareholder Meeting, directed the officers of Katy to use their reasonable best efforts to have the proxy statement cleared by the SEC under the Exchange Act, and authorized and directed the distribution of the definitive form of such proxy statement to the holders of the Common

Shares and the solicitation of proxies from such holders (such definitive proxy statement, the accompanying notice of the Shareholder Meeting and the form of proxy, and any documents, instruments or other proxy materials used in the solicitation of proxies, including any documents required to be filed with the SEC as part of or incorporated by reference in such proxy materials, together with any supplements or amendments thereto, the "Proxy Statement"), and (ix) Unanimously approved an amendment to the By-Laws of Katy reducing the number of directors constituting the whole board of Katy to nine (9).

     (b) Katy hereby consents to the inclusion in the Proxy Statement (unless the Board of Directors, after consultation with outside legal counsel determines that this would be inconsistent with the directors' fiduciary duties under applicable law) of the recommendation of its Board of Directors referred to in
Section 1.3(a). Katy hereby agrees to use its reasonable best efforts to file
--------------
with the SEC, within five (5) Business Days of the date of this Agreement, the preliminary Proxy Statement, which will contain (subject to the fiduciary duties of the Board of Directors as advised by outside legal counsel) such recommendation of the Board of Directors of Katy with respect to the election of directors, the Recapitalization and the other transactions contemplated hereby and otherwise comply with section 14(a) of the Exchange Act, the rules and regulations thereunder and other applicable law. Katy covenants that the Proxy Statement shall contain (or shall be amended in a timely manner to contain) the information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and other applicable law and shall otherwise comply in all material respects with the Exchange Act and the rules and regulations thereunder and any other applicable law. Katy and Purchaser each agree promptly to correct any information provided by them for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect and Katy further agrees to take all lawful action necessary to cause the Proxy Statement as so corrected to be filed promptly with the SEC and disseminated to the holders of Common Shares, in each case as and to the extent required by applicable law. Purchaser and its counsel shall be given an opportunity to review and comment upon the Proxy Statement and any amendments thereto prior to the filing thereof with the SEC. In addition, Katy agrees to provide Purchaser and its counsel in writing with any comments or other communications that Katy or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after the receipt of such comments or other communications.

     (c) Katy hereby consents to the inclusion in the Offer Documents (unless the Board of Directors, after consultation with outside legal counsel determines that this would be inconsistent with the directors' fiduciary duties under applicable law) of the recommendation of its Board of Directors referred to in
Section 1.3(a). Katy hereby agrees to file with the SEC, simultaneously with the
--------------
filing by Purchaser of the Offer Documents, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") which, in itself or by reference to the Offer Documents, will contain (subject to the fiduciary duties of the Board of Directors as advised by outside legal counsel) such recommendation of the Board of Directors of Katy with respect to the Offer and otherwise comply with Rule 14d-9 under the Exchange Act. Katy covenants that the Schedule 14D-9 shall contain (or shall be amended in a timely manner to contain) the information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and other applicable law and shall otherwise comply in all material respects with the Exchange Act and the rules and regulations thereunder and any other applicable law. Katy and Purchaser each agree promptly to correct any information provided by them for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect and Katy further agrees to take all lawful action necessary to cause the Schedule 14D-9 as so corrected to be filed promptly with the SEC and disseminated to the holders of Common Shares, in each case as and to the extent required by applicable law. Purchaser and its counsel shall be given an opportunity to review and comment upon the Schedule 14D-9 and any amendments thereto prior to the filing thereof with the SEC. In addition, Katy agrees to provide Purchaser and its counsel in writing with any comments or other communications that Katy or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications. In connection with the Offer, Katy shall (or shall cause its transfer agent to) promptly furnish Purchaser with mailing labels, security position listings and all available listings or computer files containing the names and addresses of the record holders of Common Shares as of the latest practicable date and shall furnish Purchaser with such information and assistance (including updated lists of shareholders, mailing labels and lists of security positions) as Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Common Shares. Subject to the requirements of applicable law, and except for such actions as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer, the Preferred Stock Purchase and the election of the directors, Purchaser shall hold in confidence the information contained in such labels and lists or other form, shall use such information only in connection with the Offer, the Preferred Stock Purchase and the election of the directors, and, if the Offer or this Agreement is terminated in accordance with its terms, shall deliver promptly to Katy (or destroy and certify to Katy the destruction of) all copies of such information then in its possession.

     (d) Purchaser covenants that the Offer Documents shall contain (or shall be amended in a timely manner to contain) the information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and other applicable law and shall otherwise comply in all material respects with the Exchange Act and the rules and regulations thereunder and any other applicable law. Purchaser agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect and Purchaser further agrees to take all lawful action necessary to cause the Offer Documents as so corrected to be filed promptly with the SEC and disseminated to the holders of Katy Common Stock, in each case as and to the extent required by applicable law. Katy and its counsel shall be given an opportunity to review and comment upon the Offer Documents and any amendments thereto prior to the filing thereof with the SEC. In addition, Purchaser agrees to provide Katy and its counsel in writing with any comments or other communications that Purchaser or its counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments or other communications.

     SECTION 1.4.   Payment for Offer Shares Tendered and Accepted
                    ----------------------------------------------

     (a)  Depository. On the Closing Date, Purchaser shall deliver (or cause to
          ----------
be delivered) to La Salle Bank N.A., or another bank or trust company designated by it (the "Depository"), for the benefit of the holders of Common Shares who have tendered pursuant to the Offer in accordance with this Article I, funds sufficient to make payment of the Offer Consideration payable pursuant to
Section 1.1(a).
--------------

     (b)  Payment Procedures. Upon surrender of the certificates evidencing the
          ------------------
Offer Shares (the "Certificates") to the Depository, together with a letter of transmittal, duly executed, and such other documents as may reasonably be requested by the Depository in accordance with the terms of the Offer, and upon the Purchaser's determination to accept the Offer Shares evidenced thereby, subject to pro rata acceptance of tendered Common Shares as set forth below, the holder of such Certificate shall be entitled to receive the Offer Consideration for each such Offer Share and the Certificate so surrendered shall forthwith be registered in the name of Purchaser. In the event of a transfer of ownership of any Offer Share which is not registered in the transfer records of Katy, cash may be paid to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer. In the event the Common Shares tendered pursuant to the Offer exceed 2,500,000 Common Shares and Purchaser has determined to accept the Offer Shares for payment, the Depository shall reduce the number of Common Shares accepted for payment from each holder of Common Shares so tendered on a pro rata basis, so that the number of Offer Shares accepted for payment does not exceed 2,500,000.

     (c)  Lost Certificates. If any Certificate shall have been lost, stolen or
          -----------------
destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Purchaser, the posting by such person of a bond in such reasonable amount as the Purchaser may direct as indemnity against any claim that may be made against Purchaser or the Depository with respect to such Certificate, the Depository will issue in exchange for such lost, stolen or destroyed Certificate the Offer Consideration pursuant to this Agreement.

     (d)  Withholding Rights. Purchaser shall be entitled but not required to
          ------------------
deduct and withhold, or cause the Depository to deduct and withhold, from consideration otherwise payable pursuant to this Agreement to any holder of securities such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law . To the extent that amounts are so withheld, (A) such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made, and (B) Purchaser shall provide, or cause the Depository to provide, to the holders of such securities written notice of the amounts so deducted or withheld.

                                  ARTICLE II

                           Preferred Stock Purchase
                           ------------------------

     SECTION 2.1.   Purchase and Sale.
                    -----------------

     Subject to the terms and conditions set forth in this Agreement, Katy agrees to sell to Purchaser and Purchaser agrees to purchase from Katy, subject to the Purchaser Closing Conditions, 400,000 shares of Convertible Preferred Stock for a purchase price of $100 per share or an aggregate of $40,000,000 in cash (the "Preferred Purchase Price"). The Preferred Purchase Price shall be delivered on the Closing Date by wire transfer of funds to the order of Katy. Katy will deliver the Convertible Preferred Stock to Purchaser against payment of the Preferred Purchase Price on the Closing Date. Delivery of the Convertible Preferred Stock shall be deemed made upon delivery to Purchaser of a certificate or certificates representing the Convertible Preferred Stock together with evidence that such issuance and sale has been registered on the records of Katy.

     SECTION 2.2.   Closing.
                    -------

     The consummation of the Preferred Stock Purchase will take place concurrently with the acceptance for payment of the Offer Shares (collectively referred to herein as the "Closing") at such time and date to be specified by the parties (the "Closing Date"), which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article
                                                                         -------
VI, unless another time or date is agreed to by the parties hereto, provided
--
that in no event shall the Closing Date be later than June 30, 2001. The Closing will be held at the offices of Hunton & Williams, 200 Park Avenue, 43/rd/ Floor, New York, New York 10166-0136 or as otherwise agreed to by the parties hereto.

                                  ARTICLE III

                    Representations and Warranties of Katy
                    --------------------------------------

     Except as set forth in the schedules hereto, in a manner that identifies by section number or by the content of the disclosure each provision of this Agreement to which such disclosure relates, Katy represents and warrants to Purchaser that:

     SECTION 3.1.   Organization, Qualification, Etc.
                    --------------------------------

     Katy is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own and lease its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on the Katy Group. Except as set forth on
Schedule 3.2(a), Katy owns, directly or indirectly, all of the capital stock of
---------------
each of the corporations and all of the equity interest of each of the other entities set forth on Schedule 3.1 (each a "Subsidiary" and collectively, the
                      ------------
"Subsidiaries"). Except as set forth on Schedule 3.1, each Subsidiary is duly
                                        ------------
and validly organized and in good standing under the laws of the jurisdiction listed on Schedule 3.1, and each Subsidiary is duly qualified as a foreign
          ------------
corporation or other entity in good standing in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Katy Group. Except as set forth in Schedule 3.2(a), Katy
                                                         ---------------
does not own, and does not have any obligation to acquire, any equity interest in any business enterprise other than the Subsidiaries. As used in this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to the Katy Group or Purchaser means such state of facts, event, change or effect that has had, or would reasonably be expected to have, a material adverse effect on the financial condition, businesses, operations, properties (including tangible properties), results of operations, assets (including, without limitation, any Material Contract) or prospects of Katy and the Subsidiaries (collectively, the "Katy Group"), taken as a whole, or of Purchaser, as the case may be; provided, however , that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect on or with respect to the Katy Group: any adverse circumstance, change in, or effect relating to (i) the announcement or pendency of the Offer or the Preferred Stock Purchase, (ii) compliance with the terms of, or the taking of any action required or contemplated by, this Agreement or (iii) actions required to be taken under applicable laws, rules or regulations, so long as any such action does not disproportionately affect the Katy Group, taken as a whole; and provided, further, that a change in the market price or trading volume of the Katy Common Stock shall not, in itself, be deemed to constitute a Material Adverse Effect on or with respect to the Katy Group.

     SECTION 3.2.   Capitalization.
                    --------------

     (a) The authorized capital stock of Katy consists of Twenty-Five Million (25,000,000) shares of Katy Common Stock, $1.00 par value per share. As of the date of this Agreement, 9,822,204 shares of Katy Common Stock (of which 1,428,146 are treasury shares) are issued and 8,394,058 shares are outstanding. All the outstanding shares of Katy Common Stock have been validly issued and are fully paid and non-assessable. The issued and outstanding capital stock of each Subsidiary is set forth on Schedule 3.2(a) hereto and, except as set forth on
                           ---------------
Schedule 3.2(a), Katy or a Subsidiary owns and holds all such capital stock.
---------------

     (b)  Except as set forth on Schedule 3.2(b), neither Katy nor any
                                 ---------------
Subsidiary is a party to, or is aware of, any voting agreement, voting trust or similar agreement or arrangement relating to any class or series of its capital stock, or any agreement or arrangement providing for registration rights with respect to any capital stock or other securities thereof.

     (c) As of the date of this Agreement, there were outstanding options to purchase an aggregate of 347,450 Common Shares under Katy's 1995 Long-Term Incentive Plan, outstanding options to purchase an aggregate of 323,900 Common Shares, stock appreciation rights covering 207,030 Common Shares and 31,350 Common Shares of unvested restricted stock outstanding under Katy's 1997 Long-Term Incentive Plan, and outstanding options to purchase 88,000 Common Shares under Katy's Nonemployee Director Stock Option Plan (such plans collectively referred to as the "Katy Stock Option Plans", and each option under the Katy Stock Option Plans referred to as an "Option"), as set forth on Schedule 3.2(c).
                                                                ---------------
Other than as set forth in this Section 3.2 or on Schedule 3.2(c) there are not
                                -----------       ---------------
now, and on the Closing Date there will not be, any (i) shares of capital stock or other equity securities of Katy issuable upon exercise of Options other than Common Shares issuable pursuant to the exercise of the stock options or stock appreciation rights described in this Section 3.2(c) (ii) other outstanding
                                      --------------
awards under the Katy Stock Option Plans, or (iii) outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of Katy or any Subsidiary, or contracts, understandings or arrangements to which Katy or any Subsidiary is a party, or by which any of them is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, or securities or rights convertible into or exchangeable for, any additional shares of its capital stock, other than the Convertible Preferred Stock purchased by Purchaser under this Agreement.

     (d) The authorized units of Contico International, L.L.C. a Delaware limited liability company and a Subsidiary ("Contico"), consists solely of Ten Thousand (10,000) common units (the "Contico Common Units"), all of which are issued, outstanding and owned by Katy, and Three Hundred Twenty-Nine (329) preferred units (the "Contico Preferred Units"), all of which are issued, outstanding and owned by Newcastle Industries, Inc. All of the outstanding Contico Common Units and Contico Preferred Units have been validly issued, are fully paid and non-assessable.

     (e) Upon approval by the vote of a majority of the holders of the outstanding Common Shares entitled to vote at the Shareholder Meeting, 600,000 shares of Convertible Preferred Stock will be duly authorized. Upon purchase of the Convertible Preferred Stock by Purchaser in accordance with the terms of this Agreement, the shares of Convertible Preferred Stock to be issued to Purchaser will be validly issued, fully paid and non-assessable.

     SECTION 3.3.   Corporate Authority Relative to this Agreement; No
                    --------------------------------------------------
                    Violation.
                    ---------

     Katy has the corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Katy and, except for the approval by Katy's shareholders, no other corporate proceedings on the part of Katy or any Subsidiary are necessary to authorize this Agreement and the transactions contemplated hereby. The Board of Directors of Katy has determined that the Recapitalization is in the best interest of Katy and its shareholders. This Agreement has been duly and validly executed and delivered by Katy and, assuming this Agreement constitutes a valid and binding agreement of the other party hereto, this Agreement constitutes a valid and binding agreement of Katy, enforceable against Katy in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles, whether applied in a proceeding at law or in equity. Except as set forth on Schedule 3.3, neither Katy nor any Subsidiary is
                               ------------
subject to or obligated under any charter, by-law or contract provision or any license, franchise or permit, or subject to any law, order or decree, that would be breached or violated by Katy's execution or performance of this Agreement or the consummation of the transactions contemplated hereby. Other than in connection with or in compliance with the provisions of Delaware law, the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act (collectively, the "Katy Required Approvals"), no authorization, consent or approval of, or filing with, any governmental body or authority in the United States of America is necessary for the consummation by Katy of the Recapitalization.

     SECTION 3.4.   Reports and Financial Statements.
                    --------------------------------

     Since January 1, 1998, Katy has timely filed all reports, registration statements and other filings, together with any amendments required to be made with respect thereto, that it has been required to file with the SEC under the Securities Act and the Exchange Act. All such reports, registration statements and other filings (including all notes, exhibits and schedules thereto and documents incorporated by reference therein) filed by Katy with the SEC, together with any amendments thereto, are collectively referred to as the "Katy SEC Reports". As of the respective dates of their filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) with the SEC, the Katy SEC Reports complied in all material respects with the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements (including any related notes or schedules) included in the Katy SEC Reports was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be noted therein or in the notes or schedules thereto) and complied in all material respects with the rules and regulations of the SEC, and such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Katy Group as of the dates thereof and the results of operations, cash flows and changes in shareholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments on a basis consistent with past periods).

     SECTION 3.5.   Accounts Receivable, Accounts Payable and Inventory.
                    ---------------------------------------------------

     For the purposes of this Agreement, the term "Accounts Receivable" shall mean all trade accounts receivable and all notes, bonds and other evidences of indebtedness relating to, and rights to receive payments arising out of, sales made in the conduct of the business by Katy or any Subsidiary, and the security agreements related thereto, including any rights of Katy or any Subsidiary with respect to any third party collection proceedings or any other action, suit, proceeding or arbitration by any person or any investigation by any government body. The term "Accounts Payable" shall mean all accounts payable of Katy or any Subsidiary as such would be construed under GAAP. The term "Inventory" shall mean inventory, raw materials, work-in-progress, finished goods, consigned goods, merchandise, products under research and development, demonstration equipment, packaging materials and other accessories related thereto which are held at, or are in transit from or to, the locations at which the business of Katy or any Subsidiary is conducted, or located at supplier's premises or customer's premises on consignment, in each case, which are used or held for use in the conduct of the business of Katy or any Subsidiary, including any of the foregoing purchased subject to any conditioned sales or title retention agreement in favor of any other person, together with all rights against suppliers of such inventories. All Accounts Receivable (net of allowances for doubtful accounts) reflected on the September 30, 2000 balance sheet attached hereto as Schedule 3.5(a) (the "Reference Balance Sheet"), and all Accounts
          ---------------
Receivable arising subsequent to September 30, 2000 (net of allowances for doubtful accounts), (a) have arisen from bona fide sales transactions in the ordinary course of business on ordinary trade terms, (b) represent valid and binding obligations due to Katy, enforceable in accordance with their terms, and
(c) have been collected or are collectible in the ordinary course of business in the aggregate recorded amounts thereof in accordance with their terms, except to the extent reserved against and except for such lack of enforceability or collectibility, individually or in the aggregate, as would not have a Material Adverse Effect on the Katy Group. Schedule 3.5(b) lists any obligor which
                                  ---------------
together with all of its affiliates owed uncollected amounts to Katy or any Subsidiary in an aggregate amount of $100,000 or more as of September 30, 2000. All Accounts Payable which are due and owing have been or will be paid in full in the ordinary course and, to the knowledge of any executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of Katy ("Katy's Knowledge"), no third party has claimed otherwise, except for such claims as would not have a Material Adverse Effect on the Katy Group. Schedule 3.5(c) sets forth all
                                           ---------------
Accounts Payable which
were individually in excess of $50,000 as of December 31, 2000 and which were also more than thirty (30) days past due under their payment terms as of December 31, 2000. Except as set forth on Schedule 3.5(d), all Inventory
                                          ---------------
consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, subject to normal and customary allowances in the industry for spoilage, damage and outdated items. Except as set forth on Schedule 3.5(d), all items included in the Inventory are the
             ---------------
property of Katy or a Subsidiary, as the case may be, free and clear of any lien, have not been pledged as collateral, are not held on consignment from others and conform in all material respects to all standards applicable to such Inventory or its use or sale imposed by any law.

     SECTION 3.6.   Indebtedness; No Undisclosed Liabilities.
                    ----------------------------------------

     Schedule 3.6 lists all indebtedness of the Katy Group as of September 30,
     ------------
2000 for borrowed money or for the deferred purchase price of property or services, directly or indirectly created, incurred or assumed or guaranteed by Katy and its Subsidiaries or with respect to which Katy or any Subsidiary has otherwise become directly or indirectly liable, including, without limitation, all capital lease obligations. Neither Katy nor any Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except (a) liabilities or obligations reflected (i) in any of the Katy SEC Reports, or (ii) on Schedule 3.6, (b) liabilities incurred after
                             ------------
September 30, 2000 in the ordinary course of business consistent with past practice, (c) the obligation to pay fees and expenses of Katy's attorneys and accountants and of Bear Stearns & Co. Inc. in accordance with its agreement with Katy dated January 8, 2001 relating to the provision of a fairness opinion and
(d) liabilities or obligations which would not have a Material Adverse Effect on the Katy Group.

     SECTION 3.7.   [Reserved].
                     --------

     SECTION 3.8.   Customers and Suppliers.
                    -----------------------

     Schedule 3.8 lists the top 25 customers and the top 25 suppliers of the
     ------------
Katy Group based on aggregate sales and purchases for each of (i) the twelve months ended December 31, 1999 and (ii) the nine months ended September 30, 2000. Except as set forth on Schedule 3.8, to Katy's Knowledge, as of the date
                             ------------
of this Agreement, no such customer or supplier of Katy or any Subsidiary is in the process of or intends to terminate its business relationship or pricing scheme with Katy or such Subsidiary, nor has any such customer or supplier during the past twelve months substantially decreased, or threatened to substantially decrease, its usage of Katy's or such Subsidiary's production or its services or supplies to Katy or such Subsidiary, other than normal seasonal variances in the ordinary course of business, and other than any such decreases as would not, individually or in the aggregate, materially and adversely affect the operating income of the Katy Group.

     SECTION 3.9.   No Violation of Law.
                    -------------------

     None of the business or operations of Katy or any Subsidiary is being conducted in violation of any law, ordinance or regulation of any governmental body or authority except (a) as specifically disclosed in the schedules hereto or in any of the Katy SEC Reports and (b) for violations or possible violations which would not have, individually or in the aggregate, a Material Adverse Effect on the Katy Group.

     SECTION 3.10.  Transactions with Affiliates.
                    ----------------------------

     For purposes of this Section 3.10, the term "Affiliate" shall mean (a) any
                          ------------
person who is the beneficial owner of 5% or more of the voting securities of Katy, (b) any director or officer of Katy or any Subsidiary, (c) any person, firm or corporation that directly or indirectly controls, is controlled by or is under common control with, Katy or any Subsidiary (other than any other member of the Katy Group) and (d) any member of the immediate family of any of the foregoing persons. Except as set forth on Schedule 3.10, or in the Katy SEC
                                          -------------
Reports, since January 1, 1998 neither Katy nor any Subsidiary has in the ordinary course of business or otherwise (a) purchased, leased or otherwise acquired any property or assets or obtained any services (except with respect to services rendered in the ordinary course of business as a director, officer or employee of Katy or any Subsidiary) in return for consideration of more than $60,000 in any 12 month period from any Affiliate, (b) sold, leased or otherwise disposed of any property or assets or provided services (except with respect to remuneration for services rendered in the ordinary course of business as a director, officer or employee of Katy or any Subsidiary) in return for consideration of more than $60,000 in any 12 month period to any Affiliate, (c) entered into or modified in any manner any Contract with any Affiliate, or (d) borrowed any money from, or made or forgiven any loan or advance to, any Affiliate. Except as set forth in Schedule 3.10 or in the Katy SEC Reports, (i)
                                  -------------
the Contracts of the Katy Group do not include any obligation or commitment in excess of $60,000 in any 12 month period with any Affiliate (except with respect to remuneration for services rendered in the ordinary course of business as a director, officer or employee of Katy or any Subsidiary), (ii) the assets of the Katy Group do not include any receivable or other obligation or commitment in excess of $60,000 in any 12 month period from any Affiliate and (iii) the liabilities of the Katy Group do not include any payable or other obligation or commitment in excess of $60,000 in any 12 month period to or for any Affiliate (except with respect to remuneration for services rendered in the ordinary course of business as a director, officer or employee of Katy or any Subsidiary). Except as set forth in Schedule 3.10, no officer or director of
                                    -------------
Katy or any Subsidiary has any ownership interest in any property, real or personal, tangible or intangible, including without limitation, inventions, patents, trademarks or trade names, used in or pertaining to the businesses of the Katy Group.

     SECTION 3.11.  [Reserved]
                     --------

     SECTION 3.12.  Environmental, Health and Safety Laws and Regulations.
                    -----------------------------------------------------

     Except as set forth on Schedule 3.12, the Katy SEC Reports, or as would not
                            -------------
have a Material Adverse Effect on the Katy Group, Katy and its Subsidiaries (i) have obtained or are in the process of obtaining (as specifically set forth in
Schedule 3.12) all applicable permits, licenses and other authorizations which
-------------
are required under foreign, federal, state or local laws relating to pollution
or
protection of the environment or to human health and safety, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by such entity (or, to the extent Katy is so obligated, its agents) ("Environmental, Health and Safety Laws"); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables required pursuant to applicable Environmental, Health and Safety Laws or contained in any regulation, code, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, and to Katy's Knowledge, no proposed or scheduled changes in law will require expenditures in excess of $500,000 to maintain compliance with the Environmental, Health and Safety Laws at the Katy facilities in the next 12 months; (iii) have no liability of any kind whatsoever, whether known or unknown, under any Environmental, Health and Safety Laws, individually or in the aggregate, that would have a Material Adverse Effect on the Katy Group; and (iv) represent that no event, condition, circumstance, activity, practice, incident, action or plan is reasonably likely to interfere with or prevent continued compliance with the Environmental Health and Safety Laws or would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or Katy's emission, discharge or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste, which liability, claim, action, suit or proceeding, individually or in the aggregate, would have a Material Adverse Effect on the Katy Group. Notwithstanding any of the representations and warranties contained elsewhere in Article III, environmental
                                                      -----------
and health and safety matters shall be governed exclusively by this Section 3.12
                                                                    ------------
and by Section 3.22 with respect to Licenses required by Environmental, Health
       ------------
and Safety Laws.

     SECTION 3.13.  Employee Benefit Matters.
                    ------------------------

     (a) Schedule 3.13(a) sets forth and Katy has made available to Purchaser
         ----------------
copies of the governing documents, summary plan descriptions, returns, reports, financial statements, actuarial reports and related employee communications of the following kinds of employee benefit plans (individually, a "Katy Benefit Plan," and collectively, the "Katy Benefit Plans") which are sponsored, maintained or contributed to by Katy or any Subsidiary or any corporation, trade, business or entity under common control with Katy within the meaning of sections 414(b), (c), (m) or (o) of the Code (each, an "ERISA Affiliate") for the benefit of the employees of Katy or any Subsidiary:

               (i)  each "employee benefit plan", as such term is defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including, but not limited to, employee benefit plans which are not subject to the provisions of ERISA); and

            (ii) each policy or practice described in an employee handbook, stock option plan, restricted stock plan, collective bargaining agreement, cash or stock bonus plan or arrangement, incentive award plan or arrangement, severance pay plan, policy, or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and each other employee benefit plan, agreement, arrangement, program, practice, or understanding which is not described in Section
                                                                   -------
     3.13(a)(i).
     ----------

     (b) There has been made available to Purchaser, with respect to each Katy Benefit Plan required to file such report and description, the most recent report on Form 5500 and the summary plan description. There has been made available to Purchaser with respect to each Katy Benefit Plan which is a defined benefit plan subject to the minimum funding requirements of ERISA the most recent actuarial valuation prepared by the actuaries for the plan.

     (c)    Except for the Katy Benefit Plans disclosed in Schedule 3.13(c),
                                                           ----------------
Katy and the Subsidiaries do not contribute to or have an obligation to contribute to any employee benefit plan that is subject to section 302 of ERISA, section 412 of the Code, or Title IV of ERISA (including, without limitation, a multiemployer plan within the meaning of section 3(37) of ERISA). Assets of any single-employer qualified plan listed in Schedule 3.13(c) are at least equal to
                                         ----------------
liabilities accrued to the Closing Date as of the date of the most recently audited financial statements of Katy and its Subsidiaries.

     (d) No complete or partial withdrawal liability (within the meaning of section 4201 of ERISA) with respect to any multiemployer plan (within the meaning of section 3(37) of ERISA) has been incurred, which withdrawal liability has not been satisfied and, to Katy's Knowledge, no liability is expected to be incurred.

     (e) Except as would not have, individually or in the aggregate, a Material Adverse Effect on the Katy Group (excluding for purposes of applying the foregoing standard of materiality the representation in clauses (A) and (B) of subparagraph (vi) below, which shall not be subject to any standard of materiality):

            (i) Each Katy Benefit Plan conforms to and has been administered and operated in compliance with its governing documents and applicable laws and regulations whether domestic or foreign, including, where applicable, ERISA and the Code, and neither Katy nor any of its Subsidiaries is in default of its respective obligations under any Katy Benefit Plan, and, to Katy's Knowledge, there have been no defaults or violations by any other party to the Katy Benefit Plans;

            (ii) Each Katy Benefit Plan intended to be qualified under section 401 of the Code (A) satisfies in form the requirements of such section except to the extent amendments are not required by law to be made until a date after the Closing Date, (B) has received a favorable determination letter from the Internal Revenue Service regarding such qualified status,
     (C) has
     not, since receipt of the most recent favorable determination letter, been amended, except for amendments for which the period for requesting a favorable determination letter has not expired, and (D) has not been operated in a way that would adversely affect its qualified status;

          (iii) There are no actions, suits, or claims pending (other than routine claims for benefits) or, to Katy's Knowledge, threatened against, or with respect to, any of the Katy Benefit Plans or their assets;

          (iv) No act, omission or transaction has occurred which would result in imposition on Katy or any Subsidiary of (A) breach of fiduciary duty liability damages under section 409 of ERISA; (B) a civil penalty assessed pursuant to subsections (c), (i) or (1) of section 502 of ERISA; (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code; (D) a lien upon property or rights under section 302 (f)(l)(A)and (B) of ERISA for failure to make a required payment to a plan; or (E) the Pension Benefit Guaranty Corporation instituting proceedings to terminate the plan;

          (v) There is no matter pending (other than routine qualification determination filings) with respect to any of the Katy Benefit Plans before any governmental authority;

          (vi) With respect to each Katy Benefit Plan, (A) no liability to the Pension Benefit Guaranty Corporation has been incurred, which liability has not been satisfied (other than for premiums not yet due), (B) no accumulated funding deficiency, whether or not waived, within the meaning of section 302 of ERISA or section 412 of the Code has been incurred, and
     (C) no event has occurred, and, to Katy's Knowledge, there exists no condition or set of circumstances in connection with which Katy or any Subsidiary would reasonably, directly or indirectly, be expected to become subject to any liability under ERISA, the Code or any applicable law except liability for benefit claims and payments in the ordinary course; and

          (vii) Except for the conversion of the Convertible Preferred Stock into Common Shares, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (A) require Katy or any Subsidiary to make payments of money or other property to, make a larger contribution to, or pay greater, more accelerated or supplementary benefits or provide other rights under, including, without limitation, funding liabilities that are currently unfunded, any Katy Benefit Plan than it otherwise would, whether or not some other subsequent action or event (together with the Recapitalization) would be required to cause such payment or provision to be triggered, or (B) create or give rise to any additional vested rights or service credits under any Katy Benefit Plan.

     (f) Except for the conversion of the Convertible Preferred Stock into Common Shares, in connection with the consummation of the Recapitalization no payments of money or other property, acceleration of benefits, or provisions of other rights have or will be made hereunder, under any agreement contemplated herein, or under the Katy Benefit Plans that would be reasonably likely to result in imposition of sanctions or taxes imposed under sections 280G and 4999 of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, or provision to be triggered.

     (g)  Except for the Katy Benefit Plans disclosed in Schedule 3.13(g), no
                                                         ----------------
Katy Benefit Plan which is an employee welfare plan provides benefits (whether or not insured) with respect to any current or former employee of Katy or its Subsidiaries, which continue beyond their retirement or other termination of service other than coverage mandated by section 4980 of the Code or sections 601-609 of ERISA or comparable provisions of state law.

     SECTION 3.14.  Absence of Certain Changes or Events.
                    ------------------------------------

     Since September 30, 2000, except as contemplated by this Agreement or except as disclosed in the Katy SEC Reports or in this Agreement (including the schedules hereto) and except as permitted pursuant to Section 5.1, Katy and the
                                                      -----------
Subsidiaries have conducted their businesses only in the ordinary and usual course, and there has not been (i) any Material Adverse Effect on the Katy Group; (ii) any material change by Katy or any Subsidiary in its accounting methods, principles or practices other than as required by GAAP or applicable law; (iii) any revaluation by Katy or any Subsidiary of any of their respective assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (iv) any entry by Katy or any Subsidiary into any material commitment or transaction, other than in the ordinary course of business; (v) any declaration, setting aside or payment of any dividends or distributions in respect of Common Shares or any redemption, purchase or other acquisition of any of its securities or any securities of Katy or any Subsidiary, except for regular dividends not in excess of $0.075 per Common Share per quarter; (vi) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of Katy or any Subsidiary; (vii) any increase in indebtedness for borrowed money other than an increase as a result of indebtedness for borrowings incurred in the ordinary course of business; (viii) any granting of a security interest in or lien on any material property or assets of Katy or any Subsidiary, other than any such security interest or lien permitted by the Amended and Restated Credit Agreement dated as of December 11, 1998 among Katy, Bank of America National Trust and Savings Association, La Salle National Bank, and the other parties named therein (including, without limitation, such security interests or liens contemplated by the definitions of "Perfection Date" and "Permitted Liens" under that Agreement); or (ix) except as disclosed in Schedule 3.14, any increase in or
                                           -------------
establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or any other increase in the compensation payable or to become payable to any officers or key employees of Katy or any Subsidiary other than those that are required under existing contractual arrangements and other than increases in base salaries in the ordinary course of business.

     SECTION 3.15.  Investigations; Litigation.
                    --------------------------

     Except as described in any of the Katy SEC Reports or as set forth in
Schedule 3.15, as of the date of this Agreement:
-------------

     (a) to Katy's Knowledge, no investigation or review by any governmental body or authority with respect to Katy or any Subsidiary is pending nor has any governmental body or authority notified Katy or any Subsidiary in writing of an intention to conduct the same; and

     (b) there are no actions, suits or proceedings pending (or, to Katy's Knowledge, threatened) against or affecting Katy or any Subsidiary, or any of their respective properties, at law or in equity, before any federal, state, local or foreign governmental body or authority.

     With respect to each matter set forth on Schedule 3.15, such Schedule sets
                                              -------------
forth a summary of the subject matter together with a description of action taken by Katy or its Subsidiaries with respect thereto.

     SECTION 3.16.  Products.
                    --------

     Except as set forth on Schedule 3.16, neither Katy nor any Subsidiary has
                            -------------
experienced product recall or warranty claims in excess of 2% of the aggregate gross sales for such company in any of the past five years. Except as set forth on Schedule 3.16, with regard to products and goods manufactured by Katy or any
   -------------
Subsidiary prior to the Closing Date, there is no liability with regard to the sale, purchase or consumption of such products or goods which will have a Material Adverse Effect on the Katy Group and, to Katy's Knowledge, there are no circumstances or events which are likely to give rise to such a liability.

     SECTION 3.17.  Securities Filings.
                    ------------------

     None of the information with respect to the Katy Group to be included in any of the Offer Documents, the Schedule 14D-9, the Proxy Statement or any other filings made with the SEC in connection with the Recapitalization (collectively, the "Securities Filings") contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made hereby with respect to information supplied in writing by or on behalf of Purchaser or any of the Purchaser Designees specifically for inclusion in the Securities Filings.

     SECTION 3.18.  Tax Matters.
                    -----------

     (a) (i) All Tax Returns required to be filed by or on behalf of Katy or any of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which Katy or any of its Subsidiaries is a member (a "Current Katy Group"), or (ii) to Katy's Knowledge, all Tax Returns required to be filed on behalf of each combined, consolidated or unitary tax group of which Katy or any of its Subsidiaries has been a member within ten years prior to the date hereof but is not currently a member, but only insofar as any such Tax Return relates to a taxable period which includes Katy or any of its Subsidiaries and which ends on a date within the last ten years (a "Past Katy Group", together with Current Katy Groups, a "Katy Affiliated Group") have been timely filed and are complete and accurate except to the extent any failure to file or any inaccuracies in such filed Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect on the Katy Group. All Taxes due and owing by Katy or any of its Subsidiaries, any Current Katy Group or, to Katy's Knowledge, any Past Katy Group have been accurately and timely paid, or are being contested in good faith, and appropriate reserves therefor, determined in accordance with GAAP, have been included in the financial statements referred to in Section 3.4,
                                                              -----------
except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect on the Katy Group. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by Katy, any Current Katy Group or, to Katy's Knowledge, any Past Katy Group which would, individually or in the aggregate, have a Material Adverse Effect on the Katy Group. All assessments for Taxes due and owing by Katy, any Current Katy Group or, to Katy's Knowledge, any Past Katy Group with respect to completed and settled examinations or concluded litigation have been paid. As soon as practicable after the public announcement of this Agreement, Katy will provide Purchaser with written schedules of (i) the taxable years of Katy for which the statutes of limitations with respect to federal income Taxes have not expired, and (ii) with respect to federal income Taxes those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. Katy and each Subsidiary has complied with all rules and regulations relating to the withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Katy Group.

     For purposes of this Agreement: (i) "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and (ii) "Tax Return" means any return, filing, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     SECTION 3.19.  Intellectual Property.
                    ---------------------

     "Intellectual Property" means foreign and domestic patents, patent applications, designs, utility models, and all improvements and developments relating thereto, trademarks (common law and registered), trademark registration applications, service marks (common law and registered), service mark registration applications, trade names, copyrights, copyright registrations, copyright applications, domain names, domain registrations, trade secrets, know-how, and other proprietary information. Katy or a Subsidiary owns, or holds licenses or sublicenses for, or otherwise has the right to use, all of the Intellectual Property used by Katy or such Subsidiary in the conduct of its respective business as currently conducted, except where such failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on the Katy Group. Except as set forth on Schedule 3.19, Schedule 3.19 includes all
                                       -------------  -------------
of the owned, issued, registered, licensed or sublicensed Intellectual Property used by Katy or a Subsidiary in the conduct of their respective businesses as currently conducted, except for such Intellectual Property that is not, individually or in the aggregate, material to the Katy Group. Except as set forth on Schedule 3.19, to Katy's Knowledge, neither Katy nor any Subsidiary is
         -------------
currently in receipt of any written notice of infringement or written notice of conflict with the asserted Intellectual Property rights of other persons in connection with or relating to any Intellectual Property owned or held by such persons, except, in each case, for matters that would not, individually or in the aggregate, have a Material Adverse Effect on the Katy Group. Except as set forth in Schedule 3.19, to Katy's Knowledge, no third party has infringed or
         -------------
violated the Intellectual Property as to which Katy or a Subsidiary has rights as listed on Schedule 3.19, except, in each case, for matters that would not,
             -------------
individually or in the aggregate, have a Material Adverse Effect on the Katy Group. Except as set forth on Schedule 3.19, neither the execution and delivery
                              -------------
of this Agreement nor the consummation of the transactions contemplated hereby will cause any cancellation of or material change in any material license or sublicense. held by Katy or any Subsidiary in connection with any Intellectual Property.

     SECTION 3.20.  Severance Payments.
                    ------------------

     Except for the conversion of the Convertible Preferred Stock into Common Shares, neither Katy nor any Subsidiary will owe a severance payment, change of control payment, parachute payment or similar obligation to any of their respective employees, officers or directors as a result of the Offer, the Preferred Stock Purchase or the other transactions contemplated by this Agreement, nor will any of such persons be entitled to severance payments or other benefits (including without limitation any additional payments or benefits supplementary to their regular compensation and benefits in effect immediately prior to the date hereof) as a result of the Offer, the Preferred Stock Purchase or the other transactions contemplated by this Agreement in the event of the subsequent termination of their employment.

     SECTION 3.21.  Title to Properties.
                    -------------------

     Schedule 3.21 lists all real property owned by the Katy Group with a value
     -------------
of $500,000 or more and each lease of real property to which Katy or any Subsidiary is a party with $ 500,000 or more still payable. Katy and its Subsidiaries have good and marketable title to all of the assets and properties reflected in the Reference Balance Sheet as being owned by the Katy Group (other than any assets or properties (i) specified in the Reference Balance Sheet that have been sold or otherwise disposed of since September 30, 2000 in the ordinary course of business consistent with past practice or (ii) that are not, individually or in the aggregate, material to Katy) free and clear of encumbrances, security interests or liens, other than liens the existence of which is set forth in Schedule 3.21 or is specifically reflected in the
                      -------------
Reference Balance Sheet, and other than any other encumbrances, security interests or liens that do not exceed $100,000 in the aggregate. Katy and its Subsidiaries hold under valid lease agreements all real and personal properties reflected in the Reference Balance Sheet as being held under capitalized leases, and all real and personal property that is subject to operating leases, and enjoys peaceful and undisturbed possession of such properties under such leases, other than (i) any properties as to which such leases have expired in accordance with their terms without any liability of any party thereto since September 30, 2000 and (ii) any properties that, individually or in the aggregate, are not material to Katy. Katy and the Subsidiaries have not received any written notice of any adverse claim to the title (both fee and any leasehold) to any properties owned or leased by them, other than any claims that, individually or in the aggregate, would not have a Material Adverse Effect on the Katy Group.

     SECTION 3.22.  Licenses.
                    --------

     Except as set forth in Schedule 3.22, all permits, licenses and other
                            -------------
authorizations issued by the federal government and any applicable state agencies (the "Licenses") required for the operation of the businesses of Katy and the Subsidiaries are in full force and effect, and there are no pending modifications, amendments or revocation proceedings, except for such failure to be so in effect and such modifications, amendments or proceedings as would not, individually or in the aggregate, have a Material Adverse Effect on the Katy Group. All fees due and payable to governmental authorities pursuant to the rules governing the Licenses have been paid, and no event has occurred with respect to the Licenses held by Katy and the Subsidiaries which, with the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof, except for any such revocation as would not, individually or in the aggregate, have a Material Adverse Effect on the Katy Group. Katy and the Subsidiaries are in compliance in all material respects with the terms of their respective Licenses, as applicable (except where any such failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Katy Group), and there is no condition, event or occurrence existing, nor is there any proceeding being conducted of which Katy or any Subsidiary has received notice, nor, to Katy's Knowledge, is there any proceeding threatened by any governmental authority, which would cause the termination, suspension, cancellation or nonrenewal of any of the Licenses, or the imposition of any penalty or fine by any regulatory authority, except for such as would not, individually or in the aggregate, have a Material Adverse Effect on the Katy Group. No capital expenditures in excess of $500,000 are anticipated or foreseen by Katy or its Subsidiaries in order to maintain compliance with any Licenses. Katy and its Subsidiaries reasonably expect that all Licenses are fully renewable, except for any such nonrenewal as would not, individually or in the aggregate, have a Material Adverse Effect on the Katy Group.

     SECTION 3.23.  Insurance.
                    ---------

     The insurance coverage maintained by Katy and any of its Subsidiaries is reasonably adequate for the operation of the business of Katy and the Subsidiaries, and, except as set forth in Schedule 3.23, the transactions
                                          -------------
contemplated hereby will not adversely affect such coverage.

     SECTION 3.24.  Material Contracts.
                    ------------------

     Schedule 3.24 sets forth in reasonable detail a list of all written and a
     -------------
description of all oral contracts, agreements, leases, instruments or legally binding contractual commitments ("Contracts") that are of a type described below (collectively, the "Material Contracts"), other than Contracts set forth on Schedules 3.10, 3.13 or 3.21 and Contracts entered into after the date hereof
--------------  ----    ----
not in violation of Section 5.1 hereof:
                    -----------

     (i) Any Contract with a customer of Katy or any Subsidiary, or with any entity that purchases goods or services from Katy or any Subsidiary, for consideration payable in excess of $250,000 (other than standard inventory purchase orders executed in the ordinary course of business);

     (ii) any Contract for capital expenditures or the acquisition or construction of fixed assets in excess of $250,000;

     (iii) any Contract for the purchase or lease of goods or services (including, without limitation, equipment, materials, software, hardware, supplies, merchandise, parts or other property, assets or services) requiring aggregate future payments in excess of $250,000, other than standard inventory purchase orders executed in the ordinary course of business;

     (iv) any Contract relating to the borrowing of money or guaranty of indebtedness (other than any Contracts that do not, individually or in the aggregate, relate to the borrowing of money or guaranty of indebtedness totaling more than $250,000);

     (v) any collective bargaining or other arrangement with any labor union;

     (vi) any Contract granting a first refusal, first offer or similar preferential right to purchase or acquire any of the capital stock or assets of Katy or any Subsidiary;

     (vii) any Contract limiting, restricting or prohibiting Katy or any Subsidiary from conducting business anywhere in the United States or elsewhere in the world or any Contract limiting the freedom of Katy or any Subsidiary to engage in any line of business or to compete with any other person;

     (viii)  any joint venture or partnership Contract;

     (ix) Contracts requiring, or reasonably likely to require, future payments of an amount greater than $250,000; and

     (x) any employment Contract, severance agreement or other similar binding agreement or policy with any employee of Katy or any Subsidiary other than any such employment contracts providing for a base salary of less than $100,000 or any such severance agreements or other such binding agreements or policies providing for payments of less than $100,000 in the aggregate.

     Katy has made available to Purchaser a true and complete copy of each written Material Contract (and a written description of each oral Material Contract), including all amendments or other modifications thereto. Except as set forth on Schedule 3.24, each Material Contract is, assuming it is a valid
             -------------
and binding contract of the other parties to it, a valid and legally binding obligation of Katy or a Subsidiary, as the case may be, enforceable against such entity in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles, whether applied in a proceeding at law or in equity. Except as set forth on Schedule 3.24, Katy has performed in all material respects obligations
         -------------
required to be performed by it under the Material Contracts and, as of the date of this Agreement, is not in breach or default thereunder. Except as set forth on Schedule 3.24, neither Katy nor any Subsidiary has received notice of
   -------------
termination with respect to any Material Contract.

     SECTION 3.25.  Rights Agreement.
                    ----------------

     Katy and the Board of Directors of Katy have taken all necessary action including, without limitation, all action required to be taken by Katy to amend the Rights Agreement with respect to all outstanding Rights issued pursuant to the Rights Agreement, if necessary, to (a) render the Rights Agreement inapplicable with respect to the Voting Agreement, the Offer, the Preferred Stock Purchase, any conversion of the Convertible Preferred Stock, this Agreement and the other transactions contemplated hereby and ensure that they thereby do not trigger Rights exercisable under the Rights Agreement, (b) ensure that (i) Purchaser shall not be deemed an Acquiring Person (as defined in the Rights Agreement) and (ii) the provisions of the Rights Agreement, including the occurrence of a Distribution Date (as defined in the Rights Agreement) or the Stock Acquisition Date (as defined in the Rights Agreement), are not and shall not be triggered by reason of the execution and delivery of this Agreement, the announcement or consummation of the Offer, the conversion of the Convertible Preferred Stock, the authorization and consummation of the Preferred Stock Purchase or the consummation of any of the other transactions contemplated by this Agreement and the Voting Agreement, and (c) ensure that Katy will have no obligations under the Rights or the Rights Agreement in connection with the Offer, the Preferred Stock Purchase and the conversion of the Convertible Preferred Stock, and the holders of Katy Common Stock will have no rights under the Rights or the Rights Agreement in connection with the Offer, the Preferred Stock Purchase and the conversion of the Convertible Preferred Stock. Katy has made available to Purchaser a complete and correct copy of the Rights Agreement as amended and supplemented to the date of this Agreement.

                                  ARTICLE IV

                  Representations and Warranties of Purchaser
                  -------------------------------------------

     Purchaser represents and warrants to Katy that:

     SECTION 4.1.   Organization, Qualification, Etc.
                    --------------------------------

     Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the limited liability company power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser. The copy of Purchaser's Certificate of Formation, which has been delivered to Katy is complete and correct and in full force and effect as of the date hereof. A complete and correct copy of the Limited Liability Company Agreement will be delivered to Katy promptly after the date hereof. Purchaser was formed solely for the purpose of engaging in the Recapitalization, and, except for obligations or liabilities and activities contemplated by this Agreement, Purchaser has, and through the closing of the Offer and the Preferred Stock Purchase shall not have, incurred any obligation or liability or engaged in any business activity of any kind.

     SECTION 4.2.   Corporate Authority Relative to this Agreement; No
                    --------------------------------------------------
                    Violation.
                    ---------

     Purchaser has the limited liability company power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Purchaser, and no other limited liability company proceedings on the part of Purchaser are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming this Agreement constitutes a valid and binding Agreement of the other party hereto, this Agreement constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by general equitable principles, whether applied in a proceeding at law or in equity. Purchaser is not subject to or obligated under any provision of its Certificate of Formation or Limited Liability Company Agreement or any contract provision or any license, franchise or permit, or subject to any law, order or decree, that would be breached or violated by its execution or performance of this Agreement or the consummation of the transactions contemplated hereby, except for any breaches or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser. Other than in connection with or in compliance with the provisions of Delaware law, the

Exchange Act and the securities or blue sky laws of the various states (collectively, the "Purchaser Required Approvals"), no authorization, consent or approval of, or filing with, any governmental body or authority in the United States of America is necessary for the consummation by Purchaser of the Recapitalization.

     SECTION 4.3.   Litigation.
                    ----------

     There are no claims, suits, actions or proceedings pending, or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its subsidiaries before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator that seek to restrain or enjoin the consummation of the Offer or the Preferred Stock Purchase. Neither Purchaser nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator, which prohibits or restricts the consummation of the Recapitalization.

     SECTION 4.4.   Ownership of Katy Stock.
                    -----------------------

     Except as contemplated by this Agreement, as of the date of this Agreement neither Purchaser nor any affiliate or associate (as such terms are defined under the Exchange Act) of Purchaser, other than William F. Andrews, a director of Katy, beneficially owns, directly or indirectly, or is party to any agreement, arrangement or understanding with respect to acquiring, holding, voting or disposing of, any Common Shares or other capital stock of Katy.

     SECTION 4.5.   No Required Vote of Purchaser Shareholders.
                    ------------------------------------------

     No vote of the members of Purchaser is required by law or the Certificate of Formation of Purchaser or otherwise in order for Purchaser to consummate the Preferred Stock Purchase and the transactions contemplated hereby.

     SECTION 4.6.   Securities Filings.
                    ------------------

     None of the information with respect to the Purchaser to be included in any of the Offer Documents or any other filings made with the SEC in connection with the transactions contemplated by this Agreement (collectively, the "Purchaser Securities Filings") contains or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made hereby with respect to information supplied in writing by Katy or any affiliate of Katy specifically for inclusion in Purchaser Securities Filings.

     SECTION 4.7.   Loan Commitments.
                    ----------------

     The Purchaser has received a letter dated March 27, 2001 from Kohlberg Investors IV, L.P. and a letter dated March 27, 2001 from Bankers Trust Company, true and complete copies of which have been provided to Katy, committing to provide to Purchaser or to Katy, upon the terms and subject to the conditions set forth in those letters, up to an aggregate of two hundred ten million dollars ($210,000,000) in financing for the Recapitalization and for ongoing general corporate purposes of Katy. Such commitment letters are in full force and effect subject to the terms and conditions set forth therein and have not been amended or terminated as of the date of this Agreement.

     SECTION 4.8.   Purchase for Investment.
                    -----------------------

     The Purchaser is acquiring the Convertible Preferred Stock for investment and not with a view toward any resale or distribution thereof except in compliance with the Securities Act.

                                   ARTICLE V

                           Covenants and Agreements
                           ------------------------

     It is further agreed as follows:

     SECTION 5.1.   Conduct of Business by Katy and the Subsidiaries.
                    ------------------------------------------------

     During the period from the date of this Agreement and continuing until the earlier of the Closing Date or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 (the "Termination Date"), and except
                               -----------
as set forth in Schedule 5.1 or as may be agreed to by the other party hereto in
                ------------
writing or as may be expressly permitted pursuant to this Agreement, Katy and each Subsidiary:

     (i) shall conduct its operations according to the ordinary and usual course of business in substantially the same manner as heretofore conducted;

     (ii) shall use commercially reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees as a group, subject to changes in the ordinary course, and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with the Katy Group;

     (iii) shall confer at such times as Purchaser may reasonably request with one or more representatives of Purchaser to report operational matters and the status of ongoing operations;

     (iv) shall notify Purchaser of any emergency or other change in the normal course of any of the respective businesses of Katy and the Subsidiaries or in the operation of the respective properties of Katy and the Subsidiaries and of any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any governmental body or authority if such emergency, change, complaint, investigation or hearing would have a Material Adverse Effect on the Katy Group, except with the approval of Purchaser, such approval not to be unreasonably withheld;

     (v) shall not authorize or pay any dividends on or make any distribution with respect to its Common Shares, except for regular dividends not in excess of $0.075 per Common Share per quarter;

     (vi) shall not enter into or amend any employment, severance or similar agreements or arrangements with its respective directors or executive officers, except with the approval of Purchaser, such approval not to be unreasonably withheld;

     (vii) shall not, except as otherwise permitted hereunder, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination, or, other than in the ordinary course of business, any acquisition of any material assets or securities, any disposition of any material amount of assets or securities (other than the Preferred Stock Purchase) or any release or relinquishment of any contract rights;

     (viii) shall not propose or adopt any amendments to its Certificate of Incorporation, By-laws or the Rights Agreement (other than the authorization of the Convertible Preferred Stock or as otherwise contemplated by this Agreement);

     (ix) shall not issue any Common Shares (other than Common Shares issued pursuant to the exercise of Options previously granted under the Katy Stock Option Plans), or effect any stock split or otherwise change its capitalization (other than the authorization of the Convertible Preferred Stock) as it existed on the date hereof, other than as specifically permitted by this Agreement;

     (x) shall not, except as specifically permitted by this Agreement, grant, confer or award (A) any options, warrants, conversion rights or other rights, not existing on the date hereof, to acquire any Common Shares (other than in connection with the issuance of the Convertible Preferred Stock) or (B) any other awards under the Katy Stock Option Plans;

     (xi)    shall not purchase or redeem any Common Shares;

     (xii) shall not materially amend the terms of its respective employee benefit plans, programs or arrangements or any severance or similar agreements or arrangements in existence on the date hereof, except as may be required by applicable law, or adopt any new employee benefit plans, programs or arrangements or any severance or similar agreements or arrangements except as contemplated by this Section 5.1 or Section 5.4;
                     -----------    -----------

     (xiii) shall not enter into any collective bargaining agreement which contains terms and conditions which cause, or with the passage of time would cause, a Material Adverse Effect on the Katy Group including, without limitation, entering into any collective bargaining agreement which contains a successorship provision or any provision which requires a purchaser to assume the collective bargaining agreement;

     (xiv) shall not enter into any material loan agreement except for letters of credit in the ordinary course of business;

     (xv) shall not make any Tax election or settle or compromise any material Tax liability other than in the ordinary and usual course of business consistent with past practice;

     (xvi) shall not agree, in writing or otherwise, to take any of the foregoing actions or take any action which would make any representation or warranty in Article III hereof untrue or incorrect;
            -----------

     (xvii) shall not grant, confer or award any monetary or non-monetary bonus;

     (xviii) shall not settle, compromise or otherwise terminate any material litigation, claim or other settlement negotiation except with the approval of Purchaser, such approval not to be unreasonably withheld; and

     (xix) shall not fail to maintain insurance under substantially the same terms and conditions as it currently maintains.

     If Katy wishes to seek Purchaser's consent to take action otherwise prohibited by this Section 5.1, Katy shall give notice to Purchaser pursuant to
                   -----------
Section 8.5 and Purchaser shall notify Katy within three (3) Business Days
-----------
whether it will grant such consent. Failure so to notify Katy shall be deemed to be consent by Purchaser, but such consent shall not operate as a waiver of, or estoppel with respect to, any subsequent or other action Katy proposes to take that is governed by this Section 5.1.
                         -----------

     SECTION 5.2.   Investigation.
                    -------------

     Subject to appropriate confidentiality agreements and reasonable notice provided to Katy in advance, Katy shall, and shall cause the Subsidiaries to, afford to Purchaser and to Purchaser's officers, employees, accountants, counsel and other authorized representatives reasonable access, throughout the period prior to the earlier of the Closing Date or the Termination Date, to their respective plants, properties, contracts, commitments, books, and records (including but not limited to Tax Returns) and any report, schedule or other document filed or received pursuant to the requirements of federal or state securities laws and shall use its reasonable best efforts to cause their respective representatives to furnish promptly to one another such additional financial and operating data and other information as Purchaser or its duly authorized representatives may from time to time reasonably request, subject to compliance with third party confidentiality obligations and as may be required to maintain any material attorney-client privilege. The terms and conditions of the Confidentiality Agreement, dated October 10, 2000, between Katy and Kohlberg & Company, LLC (the "Confidentiality Agreement") shall apply to information obtained pursuant to this Section 5.2 with references to Kohlberg & Company, LLC
                          -----------
being deemed to be references to Purchaser.

     SECTION 5.3.   Cooperation.
                    -----------

     Katy and Purchaser shall together, or pursuant to an allocation of responsibility to be agreed upon between them:

     (a) prepare and file with the SEC as soon as is reasonably practicable a proxy statement, and shall use their reasonable best efforts to have the proxy statement cleared by the SEC under the Exchange Act;

     (b) as soon as is reasonably practicable take all such action as may be required under state blue sky or federal or state securities laws in connection with the transactions contemplated by this Agreement; and

     (c) cooperate with one another in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein.

     SECTION 5.4.   Employee Benefit Plans
                    ----------------------

     Subject to applicable law and obligations under collective bargaining agreements, for a period of not less than twelve months immediately following the Closing Date, the compensation, benefits and coverage provided to those individuals who continue to be employees of Katy or its Subsidiaries (the "Continuing Katy Employees") pursuant to employee benefit plans or arrangements maintained by Katy or its Subsidiaries shall be substantially comparable in the aggregate to those provided to such employees immediately prior to the Closing Date (it being understood that, after the Closing Date, (i) Options need not be granted under any Katy Benefit Plan, (ii) Katy and its Subsidiaries may enforce the employment agreements by which Katy or any Subsidiary is a party in accordance with their respective terms, including, without limitation, any right to amend, modify, suspend, revoke or terminate such employment agreements, and
(iii) this Section 5.4 shall not give any employee a right to continued
           -----------
employment with Katy or its Subsidiaries). Notwithstanding the foregoing (i) any Katy Benefit Plan that provides as of the date hereof for a continuation period longer than twelve months shall be honored by Katy or any of its Subsidiaries; and (ii) Purchaser and Katy shall use their reasonable best efforts to implement the adjustments to the employment arrangements reflected in the management term sheet agreed to between the parties prior to the date hereof, effective as of the Closing.

     SECTION 5.5.   Filings; Other Action.
                    ---------------------

     Subject to the terms and conditions provided herein and subject to the fiduciary duties of the directors of Katy (as determined by such directors in good faith after consultation with counsel), Katy and Purchaser shall use reasonable efforts to (i) cooperate with one another in (A) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party, the United States government or any agencies, departments or instrumentalities thereof or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, and (ii) take, or cause to be taken all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including, without limitation, taking all such further action as reasonably may be necessary to resolve such objections, if any, as the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under relevant antitrust or competition laws with respect to the transactions contemplated hereby.

     SECTION 5.6.   [Reserved].
                    ----------

     SECTION 5.7.   Anti-takeover Statute.
                    ---------------------

     If any "fair price", "moratorium", "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, each of Katy and Purchaser and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

     SECTION 5.8.   No Solicitation by Katy.
                    -----------------------

     (a) Katy shall not, nor shall it permit any of the Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including, without limitation, by way of furnishing information or by taking any action which would make the Rights Agreement inapplicable to any Katy Takeover Proposal (as defined below) other than the Offer and the Preferred Stock Purchase), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Katy Takeover Proposal or
(ii) participate in any discussions or negotiations regarding any Katy Takeover Proposal, in each case without the prior written consent of the Purchaser; provided that prior to the acceptance for payment of Offer Shares pursuant to the Offer, in response to an unsolicited Katy Takeover Proposal that did not result from the breach of this Section 5.8, following delivery to Purchaser of
                               -----------
notice of the Katy Takeover Proposal in compliance with its obligations under
Section 5.8(c) hereof, Katy may participate in discussions or negotiations with
--------------
or furnish information (pursuant to a confidentiality agreement with customary terms) to any third party which makes a bona fide written Katy Takeover Proposal if (A) a majority of Katy's Board of Directors determines in good faith (after consultation with an independent, nationally recognized investment bank) that taking such action would be reasonably likely to lead to the delivery to Katy of a Superior Proposal and (B) a majority of Katy's Board of Directors determines in good faith (after consultation with outside legal counsel) that failure to take such actions would not be consistent with the fiduciary duties of the directors under applicable law. For purposes of this Agreement, "Katy Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 25% or more of the net revenues, net income or assets of Katy and its Subsidiaries, taken as a whole, or 25% or more of any class of equity securities of Katy (other than purchases made without the prior authorization or approval of Katy), any tender offer or exchange offer that if consummated would result in any person beneficially owning 25% or more of any class of equity securities of Katy, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Katy, other than the Recapitalization. "Superior Proposal" means a bona fide written Katy Takeover Proposal made by a third party to purchase or otherwise acquire more than 50% of the outstanding equity securities of Katy pursuant to a tender offer, exchange offer, merger, recapitalization or other business combination or similar transaction on terms which a majority of Katy's Board of Directors determines in good faith (after consultation with an independent, nationally recognized investment bank) to be superior to Katy's shareholders (in their capacity as shareholders) from a financial point of view (taking into account, among other things, the length of time necessary to complete the proposed transaction, the risk of non-completion, all legal, financial, regulatory and other aspects of the proposal, and the identity of the offeror) as compared to the transactions contemplated hereby (including any alternative proposed by Purchaser pursuant to Section 7.1(h) in response to such
                                              --------------
Katy Takeover Proposal), which is reasonably capable of being consummated.

     (b)  Neither the Board of Directors of Katy nor any committee thereof shall
(i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Purchaser, the approval or recommendation by such Board of Directors or such committee of or with respect to the Offer, the Preferred Stock Purchase or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Katy Takeover Proposal, or (iii) cause Katy to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Katy Acquisition Agreement") related to any Katy Takeover Proposal. Nothing in the foregoing sentence shall prevent Katy, its Board of Directors, or a committee, from (A) complying with the requirements of rule 14e-2 and rule 14d-9 under the Exchange Act, (B) making such disclosure to stockholders or otherwise which the Board of Directors after consultation with counsel, concludes is necessary under applicable law or the rules of the New York Stock Exchange or (C) withdrawing or modifying an approval or recommendation of or with respect to the Offer, the Preferred Stock Purchase or this Agreement, or approving or recommending a Katy Takeover Proposal from a third party or causing Katy to enter into a Katy Acquisition Agreement, if the Board of Directors of Katy after consultation with outside legal counsel, determines that not doing so would not be consistent with the fiduciary obligations of the directors under applicable law.

     (c) In addition to the obligations of Katy set forth in paragraphs (a) and (b) of this Section 5.8, Katy shall promptly advise Purchaser orally and in
                -----------
writing of any request for information or of any Katy Takeover Proposal, the material terms and conditions of such request or Katy Takeover

Proposal and the identity of the person making such request or Katy Takeover Proposal. Katy will keep Purchaser reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Katy Takeover Proposal on a daily basis or more frequently as may be reasonably requested by Purchaser.

     SECTION 5.9.   Rights Agreement.
                    ----------------

     Katy shall not, unless required to do so by a court of competent jurisdiction, (i) redeem the Rights, (ii) amend (other than to delay the Distribution Date and the Stock Acquisition Date (as such terms are defined therein) or as required to comply with Section 1.3(a)(iv) hereof) or terminate
                                       ------------------
the Rights Agreement prior to the Closing Date without the consent of Purchaser, or (iii) take any action which would allow any Person (as such term is defined in the Rights Agreement) other than Purchaser and the Agreement Shareholders to be the Beneficial Owner (as such term is defined in the Rights Agreement) of 15% or more of the Katy Common Stock without causing a Distribution Date (as such term is defined in the Rights Agreement) or a Triggering Event (as such term is defined in the Rights Agreement) to occur.

     SECTION 5.10.  Public Announcements.
                    --------------------

     Except as may be required by applicable law, no party hereto shall make any public announcements or otherwise communicate with any news media or any other party with respect to this Agreement or any of the transactions contemplated hereby without prior consultation with the other party as to the timing and contents of any such announcement or communications; provided, however, that nothing contained herein shall prevent any party from (i) promptly making all filings with governmental authorities or disclosures by the stock exchange on which such party's capital stock is listed, as may, in its judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or (ii) disclosing the terms of this Agreement to such party's legal counsel, financial advisors or accountants in furtherance of the Recapitalization.

     SECTION 5.11.  Indemnification of Directors and Officers.
                    -----------------------------------------

     (a) Purchaser agrees that the indemnification obligations set forth in Katy's Certificate of Incorporation or By-laws, in each case as of the date of this Agreement, shall survive the consummation of the Recapitalization and shall not be amended, repealed or otherwise modified for a period of six years after the Closing Date in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Closing Date were directors, officers, employees or agents of Katy or its Subsidiaries.

     (b)  For six years from the Closing Date, Purchaser agrees that Katy will provide to the directors and officers of Katy as of the date of this Agreement liability insurance protection of the same kind and scope as that provided by Katy's directors' and officers' liability insurance policies (copies of which have been made available to Purchaser), with respect to claims arising from facts or events that occurred prior to the Closing Date; provided, however, that in no event shall Katy be required to expend more than 200% of the amount currently expended by Katy (the "Insurance Amount") to maintain or procure its current directors and officers liability insurance coverage; provided, further, that if Katy is unable to maintain or obtain the insurance called for by this
Section 5.11, Katy shall use its best efforts to obtain as much comparable
------------
insurance as available for the Insurance Amount.

     (c) In the event Purchaser or Katy or any of their respective successors or assigns (i) consolidates with or merges into any other person or shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of Purchaser or Katy, as the case may be, honor the indemnification obligations set forth in this Section 5.11.
                                              ------------

     (d)  Purchaser agrees that the obligations of Katy under this Section
                                                                   -------
5.11 shall not be terminated or modified in such a manner as to adversely affect
----
any director, officer, employee, agent or other person to whom this Section 5.11
                                                                    ------------
applies without the consent of such affected director, officer, employee, agent or other person (it being expressly agreed that each such director, officer, employee, agent or other person to whom this Section 5.11 applies shall be
                                             ------------
third-party beneficiaries of this Section 5.11).
                                  ------------

     SECTION 5.12.  Additional Reports.
                    ------------------

     Katy shall furnish to Purchaser copies of any reports of the type referred to in Section 3.4 which it files with the SEC on or after the date hereof. Katy
      -----------
represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of Katy as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

     SECTION 5.13.  Update Disclosure; Breaches.
                    ---------------------------

     From and after the date of this Agreement until the Closing Date, each party hereto shall promptly notify the other party hereto in writing of (i) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to the obligations of any party to effect the Offer, the Preferred Stock Purchase and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of Katy or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Offer, the Preferred Stock Purchase and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.13
                                                                    ------------
shall not cure any breach of any representations or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

          SECTION 5.14.  Corporate Governance.
                         --------------------

          (a) Purchaser shall have the right to nominate for election at the Shareholder Meeting, and, so long as Purchaser owns Convertible Preferred Stock, at any subsequent annual or special meeting of the shareholders of Katy at which an election for members of Katy's Board of Directors is held, a number of Purchaser Designees such that, after the election, Purchaser Designees represent a simple majority of Katy's Board of Directors, subject to approval by a vote of a majority of the holders of Common Shares present in person or by proxy and voting at such meeting.

          (b) All directors elected at the Shareholder Meeting shall be classified, with respect to the time for which they severally hold office, into two classes, one class comprising the four (4) directors who are not Purchaser Designees to be initially elected for a one-year term expiring at the annual meeting of Katy's shareholders to be held in 2002, and a second class comprising the five (5) Purchaser Designees to be elected initially for a two-year term expiring at the annual meeting of Katy's shareholders to be held in 2003, with the directors in each class to hold office until their respective successors are duly elected and qualified. At each succeeding annual meeting of Katy's shareholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the second succeeding annual meeting of shareholders after such election. Katy shall amend its By-Laws to reduce the number of directors constituting the whole board of Katy to nine
(9) and, so long as Purchaser owns Convertible Preferred Stock, shall not subsequently increase the size of its Board of Directors, unless at the time of such increase Purchaser has been afforded the opportunity to nominate the number of additional directors necessary, together with incumbent directors nominated by Purchaser, to constitute a simple majority of Katy's Board of Directors.

          (c) Purchaser shall not, directly or indirectly (including through any Person who is an "affiliate" of Purchaser within the meaning of Rule 405 under the Securities Act ("Purchaser Affiliate")), in any transaction or series of related transactions, sell, transfer or otherwise dispose of more than 20% of the Katy Common Stock (on a fully diluted basis, including for such purpose the Common Shares issuable upon the conversion of Convertible Preferred Stock), unless all holders of Katy Common Stock other than Purchaser and any Purchaser Affiliate (the "Other Holders") have the right to participate in such sale, transfer or other disposition on the same terms and conditions and for the same consideration per Common Share or Common Share equivalent on a pro rata basis. In connection with any merger, consolidation or other business combination involving Katy in which Katy is not the surviving corporation, the Other Holders shall receive the same consideration per Common Share or Common Share equivalent as that received by Purchaser.

          (d) All fees paid by Katy to Purchaser or to any Purchaser Affiliate and any transactions between Katy and Purchaser or any Purchaser Affiliate shall be subject to approval of the members of Katy's Board of Directors who are not Purchaser Designees or Purchaser Affiliates (the "Other Directors").

          (e) Prior to the Closing, the By-Laws of Katy shall be amended to reflect the restrictions set forth in paragraphs (b) through (d) of this Section
                                                                         -------
5.14 and to require that any amendment to the By-Laws of Katy modifying the
----
terms set forth in paragraphs (a) through (d) of this Section 5.14 shall be
                                                      ------------
subject to approval by a majority of the Other Directors and by a majority of the Other Holders.

          SECTION 5.15.  Registration Rights.
                         -------------------

          Purchaser shall have registration rights with respect to the Common Shares purchased pursuant to the Offer and the Common Shares issued upon conversion of the Convertible Preferred Stock (collectively, the "Registrable Securities") on the terms and conditions set forth in Annex II.
                                                      --------

                                  ARTICLE VI

                             Conditions to Closing
                             ---------------------

          SECTION 6.1.   Conditions to Each Party's Obligation to Close.
                         ----------------------------------------------
          The respective obligations of each party to consummate the Recapitalization shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

          (a) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court or other tribunal or governmental body or authority which prohibits the consummation of the Recapitalization substantially on the terms contemplated hereby. In the event any order, decree or injunction shall have been issued, each party shall use its reasonable efforts to remove any such order, decree or injunction.

          (b) All Katy Required Approvals and Purchaser Required Approvals shall have been obtained, except where the failure to obtain such other Katy Required Approvals and Purchaser Required Approvals would not have a Material Adverse Effect on the Katy Group or Purchaser, as the case may be.

          SECTION 6.2.   Conditions to Obligations of Katy to Close.
                         ------------------------------------------

         The obligation of Katy to consummate the Recapitalization is further subject to the conditions that (a) the representations and warranties of Purchaser contained herein shall be true and correct as of the Closing Date with the same effect as though made as of the Closing Date except (i) for changes specifically permitted by the terms of this Agreement, (ii) for the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date, which will be determined as of such date and (iii) where any such failure of the representations and warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on Purchaser or on the Katy Group, (b) Purchaser shall have performed in all material respects all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Closing Date,
(c) Purchaser shall have delivered to Katy the Preferred Purchase Price for the Convertible Preferred Stock as set forth in Section 2.1, (d) Purchaser shall
                                            -----------
have delivered to Katy a certificate, dated the Closing Date and signed by an executive officer, certifying to the effects set forth in clauses (a) and (b) above and (e) Purchaser's counsel shall have delivered to Katy a legal opinion in the form set forth on Schedule 6.2.
                         ------------

          SECTION 6.3.   Conditions to Obligations of Purchaser to Close.
                         -----------------------------------------------

The obligation of Purchaser to consummate the Recapitalization is further subject to the conditions that (a) the Purchaser Closing Conditions have been satisfied or, to the extent not satisfied, waived by Purchaser, provided that Purchaser will not waive the Purchaser Closing Condition set forth under subparagraph (o) of Annex I without Katy's consent (such consent not to be
                    -------
unreasonably withheld), (b) Katy shall have delivered to Purchaser a certificate signed by its respective Chairman of the Board, Chief Executive Officer and President or any Senior Vice President (an "Officer's Certificate"), dated the Closing Date, certifying to the effect that the representations and warranties of Katy contained herein shall be true and correct as of the Closing Date with the same effect as though made as of the Closing Date, except (i) for changes specifically permitted by the terms of this Agreement, (ii) for the accuracy of representations and warranties which speak as of a specific date, which will be determined as of such date, and (iii) where the failure of any such representation or warranty to be true and correct as of the Closing Date or as of such other specific date, as the case may be, individually or in the aggregate, would not have a Material Adverse Effect on the Katy Group, (c) Katy shall have delivered to Purchaser an Officer's Certificate, dated the Closing Date, certifying to the effect that Katy shall have performed, or shall have caused a Subsidiary to perform, all obligations and complied with all covenants required by this Agreement to be performed or complied with by any of them prior to the Closing Date, except where the failure so to perform, individually or taken as a whole, would not adversely affect the ability of Katy to consummate the Recapitalization, (d) Katy shall have delivered a certificate of the Registrar of the Katy Common Stock as to the number of shares outstanding as of the close of business on the day preceding the Closing Date and a certificate from the Secretary of Katy certifying that the Offer Shares proposed to be accepted for payment represent less than 30% of the combined voting power of the outstanding securities of Katy immediately prior to the Closing, and (e) Katy's outside legal counsel shall have delivered to Purchaser a legal opinion in the form set forth on Schedule 6.3.
                                 ------------

                                  ARTICLE VII

                         Termination, Waiver, Amendment and Closing
                         ------------------------------------------

          SECTION 7.1.   Termination or Abandonment.
                         --------------------------

          Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Closing Date, whether before or after any approval of the matters presented in connection with the Recapitalization by the shareholders of Katy:

          (a)  by the mutual written consent of Katy and Purchaser;

          (b) by either Katy or Purchaser if the Closing Date shall not have occurred on or before June 30, 2001; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b) shall not have breached
                                          --------------
in any material respect its obligations under this Agreement in any manner that shall have substantially contributed to the failure to consummate the Recapitalization on or before such date;

          (c) by either Katy or Purchaser if (i) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Recapitalization substantially on the terms contemplated hereby or (ii) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Recapitalization substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this clause (ii) of Section 7.1(c) shall have used its reasonable best efforts to
               --------------
remove such order, decree, ruling or injunction;

          (d) by Purchaser if the Purchaser Closing Conditions are not satisfied on or prior to the Closing Date;

          (e)  [reserved];

          (f) by Katy, if Purchaser shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.2(a) or
                                                           --------------
(b), and (ii) is incapable of being cured by Purchaser or is not cured within 30
---
days of notice of such breach or failure;

          (g) by Purchaser, if Katy shall have breached or failed to perform, or shall have failed to cause any Subsidiary to perform, in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.3(a), and (ii) is incapable of
                                    --------------
being cured by Katy or is not cured within 30 days of notice of such breach or failure;

          (h) by Katy, if at any time prior to the Closing Date, a Superior Proposal is received by Katy and Katy's Board of Directors determines in good faith (after consultation with outside legal counsel) that failure to terminate this Agreement and enter into an agreement to effect the Superior Proposal would be inconsistent with its fiduciary duties under applicable law; provided that Katy may not terminate this Agreement pursuant to this Section 7.1(h) unless and
                                                       --------------
until (i) three (3) Business Days have elapsed following delivery to Purchaser of a written notice of such good faith determination by Katy's Board of Directors and during such three (3) Business Day period Katy has fully cooperated with Purchaser, including without limitation, informing Purchaser of the terms and conditions of such Superior Proposal, and the identity of the person making such Superior Proposal, with the intent of enabling both parties to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected; (ii) at the end of such three (3) Business Day period the Katy Takeover Proposal continues to constitute a Superior Proposal and Katy's Board of Directors confirms its good faith determination (after consultation with outside legal counsel) that failure to terminate this Agreement and enter into an agreement to effect the Superior Proposal would be inconsistent with its fiduciary duties under applicable law; and (iii) (A) at or prior to such termination, Purchaser has received payment of any amounts required by Section 7.2 to be paid at or prior to termination, but
                        -----------
only if and when such amounts are payable under Section 7.2, by wire transfer in
                                                -----------
same day funds, and (B) as soon as practicable following such termination Katy enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal.

          (i)  Except as provided in Sections 7.2 and 8.2 hereof, in the event
                                     ------------     ---
of the termination of this Agreement pursuant to Section 7.1, this Agreement
                                                 -----------
shall forthwith become void, there shall be no liability on the part of Purchaser or Katy or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party from liability for any misrepresentation or breach of any covenant or agreement under this Agreement or from the confidentiality obligations in Section 5.2 hereof.
                               -----------

          SECTION 7.2.   Termination Fee.
                         ---------------

          (a) If this Agreement is terminated by Purchaser or Katy, as the case may be, pursuant to Sections 7.1(b), 7.1(c), 7.1(d) or 7.1(g), or by Katy
                    ---------------  ------  ------    ------
pursuant to Section 7.1(h), then Katy shall promptly reimburse Purchaser for
            --------------
Purchaser's documented expenses (including, without limitation, fees and expenses of or associated with Purchaser's lenders and their counsel in this transaction) up to $1,000,000, payable by wire transfer of same day funds within five Business Days of the receipt by Katy of a statement itemizing and reasonably documenting such expenses.

          (b) In the event that a Katy Takeover Proposal shall have been made known to Katy or has been made directly to its shareholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Katy Takeover Proposal and thereafter this Agreement is terminated by either Purchaser or Katy pursuant to Sections 7.1(d) (insofar as it relates to
                                     ---------------
failure to satisfy the Minimum Condition, the conditions set forth in clauses
(ii) or (iii) of the first paragraph of Annex I, or any one or more of the
                                        -------
conditions set forth in clause (b), (c), (d), (g), (h), (i), (j), (k), (m), (n),
(o), (p), (q) or (r) as the case may be, of Annex I), 7.1(g) or 7.1(h), then
                                            -------   ------    ------
Katy shall promptly pay Purchaser a fee equal to $2,000,000 (the "Termination Fee") payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to Purchaser pursuant to this Section 7.2
                                                               -----------
unless and until within 12 months of such termination, Katy or any of its Subsidiaries enters into any Katy Acquisition Agreement or a Katy Takeover Proposal is made, and, within 18 months of such termination, Katy or any of its Subsidiaries consummates any Katy Takeover Proposal (for the purposes of the foregoing proviso the terms "Katy Acquisition Agreement" and "Katy Takeover Proposal" shall have the meanings assigned to such terms in Section 5.8, except
                                                            -----------
that the references to 25% in the definition of "Katy Takeover Proposal" in
Section 5.8(a) shall be deemed to be references to 40%, in which event the
--------------
Termination Fee shall be payable within two Business Days of the consummation of the Katy Takeover Proposal). Katy acknowledges that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this
     -----------
Agreement, and that, without these agreements, Purchaser would not enter into this Agreement; accordingly, if Katy fails promptly to pay the amount due pursuant to this Section 7.2, and, in order to obtain such payment, Purchaser
                 -----------
commences a suit which results in a judgment against Katy for the fee set forth in this Section 7.2, Katy shall pay to Purchaser its costs and expenses
        -----------
(including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

          SECTION 7.3.   Approval of Board of Directors Required.
                         ---------------------------------------

          Subject to Sections 5.11 and 5.14, the approval of the Board of
                     -------------     ----
Directors of Katy shall be required for any amendment or modification of the Agreement, any waiver of any condition to the obligations of Katy under this Agreement, any waiver of any of Katy's rights under this Agreement, any consent by Katy to a reduction in the Minimum Condition to the Offer or to the imposition of additional conditions to the Offer, any amendment to the Offer that is in any manner adverse to Katy or holders of Common Shares and any extension by Katy of the time for performance of any acts by Purchaser under this Agreement.

                                 ARTICLE VIII

                                 Miscellaneous
                                 -------------

          SECTION 8.1.   Non-Survival of Representations and Warranties;
                         ----------------------------------------------
                         Specific Enforcement; Limitation.
                         --------------------------------

          None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date. The parties agree that an award of money damages would be inadequate for any breach of this Agreement by any party and that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. In the event that any party to this Agreement should be entitled to damages for breach of any representation, warranty or covenant, the parties hereby agree that the party alleging any such breach shall be entitled to damages only to the extent that such breach (without regard to any materiality exceptions or provisions in such representation or warranty) is determined, individually or in the aggregate, to have or to have had a Material Adverse Effect on the Katy Group or Purchaser, as the case may be.

          SECTION 8.2.   Expenses.
                         --------

          Except as set forth in Section 7.1 and 7.2, whether or not the
                                 -----------     ---
Recapitalization is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that (a) the expenses incurred in connection with the printing and mailing of the Offer shall be shared equally by Katy and Purchaser and (b) all transfer taxes shall be paid by Katy.

          SECTION 8.3.   Counterparts; Effectiveness.
                         ---------------------------

          This Agreement may be executed in two or more consecutive counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other party.

          SECTION 8.4.   Governing Law.
                         -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

          SECTION 8.5.   Notices.
                         -------

          All notices and other communications hereunder shall be in writing (including telecopy or similar writing) and shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 8.5 and the appropriate telecopy confirmation is received or (b) if
     -----------
given by any other means, when delivered at the address specified in this
Section 8.5:
-----------

          To Katy:

                  Katy Industries, Inc.
                  6300 S. Syracuse Way, Suite 300
                  Englewood, Colorado 80111
                  Telecopy:  (303) 290-9344
                  Attention: Chief Executive Officer

          with a copy (which shall not constitute notice) to:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, New York 10022
                  Telecopy:  (212) 909-6836
                  Attention: Meredith M. Brown, Esq.

          To Purchaser:

                  KKTY Holding Company, L.L.C.
                  c/o Kohlberg & Company, L.L.C.
                  111 Radio Circle
                  Mt. Kisco, New York 10549
                  Telecopy:  (914) 244-0689
                  Attention: Mr. Christopher Lacovara
          with a copy (which shall not constitute notice) to:

               Hunton & Williams
               200 Park Avenue
               New York, New York 10166
               Telecopy:  (212) 309-1100
               Attention: Raul Grable, Esq.

          SECTION 8.6.   Assignment; Binding Effect.
                         --------------------------

          Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

          SECTION 8.7.   Severability.
                         ------------

          Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Agreement in any other jurisdiction . If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

          SECTION 8.8.   Miscellaneous.
                         -------------

          This Agreement (including, for the avoidance of doubt, the exhibits and annexes to it):

          (a) and the disclosure schedules to this Agreement, and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties or their affiliates with respect to the subject matter hereof and thereof; and

          (b) is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder, except for the rights to indemnification and insurance provided for in Section 5.11 for the benefit of
                                                 ------------
Katy's directors, officers, employees, agents and other persons, and the rights provided in Section 5.4 for the benefit of Continuing Katy Employees.
            -----------

          SECTION 8.9.   Headings.
                         --------

          Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

          SECTION 8.10.  Finders or Brokers.
                         ------------------

          Except for the engagement of Bear, Stearns & Co. Inc. by Katy pursuant to the Agreement dated January 8, 2001, previously provided to Purchaser, neither Katy nor any of its Subsidiaries, nor Purchaser, has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the Recapitalization payable by Katy or any of its Subsidiaries or Purchaser, as the case may be.

          SECTION 8.11.  Amendment.
                         ---------

          This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Closing Date; provided, however, that no amendment may be made which would reduce the amount or change the type of consideration offered for each Offer Share pursuant to this Agreement upon consummation of the Recapitalization. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 8.12.  Waiver.
                         ------

          Subject to Section 7.3, at any time prior to the Closing Date, the
                     -----------
parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein; provided, however, that after the approval of shareholders of Katy of the Recapitalization is obtained, there may not be, without further approval of such shareholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of Offer Shares hereunder other than as contemplated by this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                [The Next Following Page is the Signature Page]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                   KATY INDUSTRIES, INC.


                                   By: /s/ Robert M. Baratta
                                      ------------------------------------------
                                   Name:   Robert M. Baratta
                                   Title:  President and Chief Executive Officer

                                   KKTY HOLDING COMPANY, L.L.C.


                                   By: /s/ Christopher Lacovara
                                      ------------------------------------------
                                   Name:   Christopher Lacovara
                                   Title:  Authorized Manager

                                    ANNEX I

                         PURCHASER CLOSING CONDITIONS

     Notwithstanding any other provision of this Agreement, Purchaser shall not be required to (A) accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Common Shares promptly after expiration or termination of the Offer), to pay for any Offer Shares tendered and (B) consummate the Preferred Stock Purchase unless the following conditions have been satisfied: (i) there have been validly tendered and not withdrawn prior to the time the Offer shall otherwise expire at least 2,000,000 Common Shares (the "Minimum Condition"), (ii) the Offer Shares tendered together with the Common Shares into which the Convertible Preferred Stock is convertible represent a majority of the Katy Common Stock issuable and outstanding, calculated on a fully diluted basis (excluding outstanding Options), on the Closing Date, (iii) the Offer Shares tendered, after proration, if any, of Common Shares tendered in accordance with Section 1.4(b), represent less than 30
                                          --------------
% of the combined voting power of the outstanding securities of Katy on the Closing Date, and (iv) none of the following events shall have occurred and be continuing at the time of acceptance for payment of, or payment for, such Common
Shares:

     (a) any governmental authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order which is in effect and which (1) materially restricts, prevents or prohibits the consummation of the Recapitalization or results in the obligation to pay damages as a result of or in connection with the Recapitalization in amounts that would have an adverse effect on Katy or Katy's business, (2) prohibits or limits the ownership or operation by Katy, Purchaser or any of their subsidiaries of all or any material portion of the business or assets of Katy and the Subsidiaries taken as a whole or compels Katy, Purchaser, or any of their subsidiaries to dispose of or hold separate all or any material portion of their business or assets, (3) imposes limitations on the ability of Purchaser or any subsidiary of Purchaser to acquire or hold, or to exercise effectively full rights of ownership of, any Common Shares, including, without limitation, the right to vote any Common Shares acquired pursuant to the Offer, other than limitations that do not materially restrict or otherwise materially affect the consummation of the Offer or the Preferred Stock Purchase, or (4) requires divestitures by Purchaser or any other affiliate thereof of any Common Shares;

     (b) any of the representations and warranties of Katy or any Subsidiary set forth in the Agreement (without regard to any materiality exceptions or provisions therein) shall not be true and correct in all material respects as if such representations and warranties were made at the time of such determination except (i) for changes specifically permitted by the terms of this Agreement,
(ii) for the accuracy of representations or warranties which speak as of a specific date, which must not be untrue or incorrect as of such specific date,
(iii) where the failure of any such representation or warranty to be true and correct, individually or in the aggregate, would not have a Material Adverse Effect on the Katy Group;

     (c) Katy shall not have performed, or shall not have caused a Subsidiary to perform, in all material respects, all obligations and complied in all material respects with all covenants necessary to be performed or complied with by any of them under the Agreement;

     (d) any change shall have occurred (or any development shall have occurred involving prospective changes) in the financial condition, businesses, operations, properties (including tangible properties), results of operations, assets (including, without limitation, any Material Contract) or prospects of the Katy Group, taken as a whole, that has a Material Adverse Effect on the Katy Group;

     (e) any material adverse change after the commencement of the Offer in the syndication markets for credit facilities similar in nature to the credit facilities to be furnished to Purchaser by Bankers Trust Company or a continuing material disruption of or a material adverse change in the financial, banking or capital markets that would have an adverse effect on such syndication market, in each case such that Bankers Trust Company determines not to fund such credit facilities;

     (f)  the Agreement shall have been terminated in accordance with its terms;

     (g) the Board of Directors of Katy shall have (i) withdrawn or materially modified or changed (including by amendment of the Schedule 14D-9) in a manner adverse to Purchaser its recommendation with respect to the Offer, the Agreement or the Preferred Stock Purchase, (ii) Katy shall have entered into an agreement (other than a confidentiality agreement) to consummate a Katy Takeover Proposal other than the Offer and the Preferred Stock Purchase, or (iii) the Board of Directors of Katy shall have approved or recommended a Katy Takeover Proposal or resolved to do any of the foregoing;

     (h) fewer than all of the licenses, permits, authorizations, consents, orders, qualifications or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any United States or foreign governmental body or authority that are necessary for the consummation of the Preferred Stock Purchase and the transactions contemplated thereby shall have been filed, occurred or been obtained, as the case may be, except for any such failure of any of the foregoing so to have been filed, occurred or been obtained, individually or in the aggregate, as would not result in a Material Adverse Effect on the Katy Group;

     (i) Katy shall not have received an opinion of Bear, Stearns & Co. Inc., in a form and substance satisfactory to Katy and dated the date of this Agreement, to the effect that, as of such date, the Offer and the Preferred Stock Purchase, taken as a whole, are fair to Katy's shareholders from a financial point of view, or such opinion shall have been withdrawn, or Bear, Stearns & Co. Inc. shall not have consented to the dissemination of such opinion in connection with the Offer;

     (j) holders of Common Shares present in person or by proxy at the Shareholder Meeting shall not have duly (i) elected the directors of Katy's Board of Directors, including the Purchaser Designees and (ii) authorized and approved the issuance and sale of the Convertible Preferred Stock upon substantially the terms and conditions set forth in Exhibit C, and holders of a
                                                    ---------
majority of the
outstanding Common Shares shall not have approved and adopted an amendment of Katy's Certificate of Incorporation authorizing (A) the classification of the Board of Directors into two classes, and (B) 600,000 shares of Convertible Preferred Stock, on substantially the terms and conditions set forth in Exhibit
                                                                        -------
C;
-

     (k) it shall have been publicly disclosed or Purchaser shall have otherwise learned that any person or "group" (as described in section 13(d)(3) of the Exchange Act), other than Purchaser or Purchaser Affiliates or any group of which any of them is a member, shall have, following the date of this Agreement (1) acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of more than 20% of Katy Common Stock or shall have been granted an option, right or warrant, conditional or otherwise, to obtain more than 20% of any class or series of capital stock of Katy (including, without limitation, Katy Common Stock); or (2) without the prior consent of Purchaser, entered into any binding agreement or understanding (other than a confidentiality agreement) with the Katy Group with respect to (A) a merger, consolidation or other business combination with, or acquisition of a material portion of the assets of, Katy, or (B) a tender or exchange offer for Common Shares;

     (l) there shall have occurred and be continuing (i) any general suspension of trading in securities on any national securities exchange or in the over-the-counter market, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory),
(iii) any indirect limitation (whether or not mandatory) by a United States governmental authority or agency on the extension of credit by banks or other financial institutions, (iv) a declaration of war by the Congress of the United States or the commencement of military hostilities involving the United States, in each case, having had or that will have a Material Adverse Effect on the Katy Group, or (v) in the case of any of the foregoing occurrences existing on the date of commencement of the Offer, a material acceleration or worsening thereof;

     (m) the Board of Directors of Katy shall not have Unanimously approved (i) the nomination for election by the shareholders of Katy of the Purchaser Designees (subject to the Closing taking place) and (ii) an amendment to the By-Laws of Katy reducing the number of directors constituting the whole board of Katy to nine (9);

     (n) Katy shall not have received by the expiration date of the Offer (as the same may be extended in accordance with Section 1.1(a)) an unqualified audit
                                            ---------------
opinion from Arthur Andersen with respect to the consolidated financial statements of the Katy Group for the fiscal year ended December 31, 2000;

     (o) Katy shall not have consummated the sale of Hamilton and shall not have received gross proceeds in cash, net of any retained liabilities of Hamilton retained by Katy, in an amount not less than $20,000,000;

     (p) the amended Certificate of Incorporation reflecting the authorization of 600,000 shares of Convertible Preferred Stock on substantially the terms and conditions set forth in Exhibit C shall not have been filed with the Secretary
                        ---------
of State of the State of Delaware;

     (q) Katy shall not have entered into the definitive documentation with respect to the credit facilities to be established under the terms and conditions of the Refinancing with Bankers Trust Company (including any modification of the terms of the Refinancing that are inconsistent with the initial terms of the Refinancing if such modifications have been approved by Purchaser); or

     (r) the Agreement Shareholders shall not have entered into a stock voting agreement with respect to the election of the Purchaser Designees nominated in accordance with Section 5.14. hereof (other than the election of directors in
                ------------
connection with the Shareholder Meeting) on terms and conditions reasonably satisfactory to Purchaser.

     The foregoing conditions (including those set forth in clauses (i) through
(iv) of the initial paragraph) are for the sole benefit of Purchaser and its affiliates and, subject to the terms of the Agreement, may be asserted by Purchaser regardless of the circumstances (including, without limitation, any action or inaction by Purchaser or any of its affiliates) giving rise to any such condition or may be waived by Purchaser, in whole or in part, from time to time in its reasonable discretion, except as otherwise provided in the Agreement. The failure by Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right and may be asserted at any time and from time to time. Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement to which this Annex I is attached.
                                                            -------

                                   ANNEX II

                              REGISTRATION RIGHTS

     (a) In connection with any conversion of the Convertible Preferred Stock into Common Shares, the holders (the "Converting Holders") of any Registrable Securities shall have the right to request that Katy file a registration statement (on Form S-3 ("Form S-3"), if available to Katy at the time) pursuant to the Securities Act (the "Registration Statement"), provided that the Converting Holders shall not be entitled to demand a registration on more than three (3) occasions. Katy shall (i) within 10 days after receiving notice from any Converting Holder requesting a demand for registration give notice thereof to all other Converting Holders known to Katy and (ii) promptly and in any event within 45 days of receipt of such request file a Registration Statement to effect a registration under the Securities Act covering all Registrable Securities for which Katy receives a request from the Converting Holders within 30 days of the delivery of the notice by Katy as required in clause (i) above;

     (b) In connection with any registration effected pursuant to paragraph (a) of this Annex II, if the majority of the Converting Holders elect to offer and
        --------
sell Registrable Securities in an underwritten offering, they shall be entitled to select the underwriter, subject to Katy's consent (such consent not to be unreasonably withheld), and Katy shall enter into an underwriting agreement (together with the Converting Holders electing to sell their Registrable Securities in an underwritten offering) with such underwriter. In the event the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, Katy may include its securities for its own account in such registration and underwriting if the underwriter so agrees and if the number of Registrable Securities included in such underwriting will not be limited;

     (c) In the event Katy registers Common Shares pursuant to a Registration Statement (other than registrations on Form S-4 or Form S-8), the Converting Holders shall have the right to include all or part of the Registrable Securities owned by them at the time in such registration. Katy shall promptly
(i) give each Converting Holder written notice of such registration and (ii) include in such registration, and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to Katy by any such Converting Holder within 20 days after delivery of such written notice by Katy;

     (d) If Katy elects to offer and sell the Common Shares registered pursuant to paragraph (c) in an underwritten offering, Katy shall so advise the Converting Holders as part of the notice given to the Converting Holders. In such event the right of the Converting Holders to such registration of their Registrable Securities shall be conditioned upon such underwriting being effected and the inclusion of any Converting Holder's Registrable Securities in such underwriting shall be subject to paragraph (e) hereof. All Converting Holders proposing to distribute their Registrable Securities through such underwriting shall (together with Katy) enter into an underwriting agreement with the underwriter for such offering. The Converting Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this paragraph (d), provided that the underwriter is of recognized national standing;

     (e) In the event the underwriter limits the number of Common Shares to be offered and sold in connection with a registration pursuant to paragraph (c), the number of Registrable Securities to be included in the registration and the underwriting shall be reduced on a pro rata basis among the Converting Holders requesting registration. If any Converting Holder disapproves of the terms of such underwriting, such Holder may elect to withdraw therefrom by written notice to Katy and the underwriter delivered at least five days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration;

     (f) In the event any Registrable Securities are included in a Registration Statement pursuant to this Agreement, Katy will indemnify and hold harmless each Converting Holder whose Registrable Securities are so included, each person, if any, who "controls" such Converting Holder (within the meaning of the Securities Act or the Exchange Act) and their respective directors, officers, employees and agents against all losses, claims, damages, or liabilities, joint or several, or actions in respect thereof to which such Converting Holder or other person entitled to indemnification hereunder may become subject under the Securities Act, the Exchange Act, state securities or blue sky law, common law or otherwise, insofar as such losses, claims, damages, liabilities or actions in respect thereof arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any related preliminary prospectus, or any related prospectus or any amendment or supplement thereto, offering circular or other document (including any related notification or the like) incident to any such registration, qualification or compliance, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Katy of the Securities Act, the Exchange Act, state securities or blue sky law, common law or otherwise and relating to action or inaction required of Katy in connection with any such registration, qualification or compliance, and Katy will reimburse each such Converting Holder or other person entitled to indemnification hereunder for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Katy will not be so liable to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, such preliminary prospectus, or such prospectus, or any such amendment or supplement thereto, offering circular or other document (including any related notification or the like) incident to any registration, qualification or compliance, in reliance upon, and in conformity with, written information furnished to Katy by any Converting Holder specifically for use therein. Katy will also indemnify underwriters and dealer managers participating in the distribution, each person who "controls" such persons (within the meaning of the Securities Act or the Exchange Act), and their respective officers, directors, employees and agents to the same extent as provided above with respect to the indemnification of the Converting Holders, if so requested, except (i) with respect to information furnished in writing specifically for use in any prospectus or Registration Statement by any selling Converting Holders or any such underwriters, or (ii) to the extent that any such loss, claim, damage, liability or action is solely attributable to such underwriter's failure to deliver a final prospectus (or amendment or supplement thereto) that corrects an actual or alleged material misstatement or omission contained in the preliminary prospectus (or final prospectus);

     (g) With respect to written information furnished to Katy by a Converting Holder specifically for use in a Registration Statement, any related preliminary prospectus, or any related prospectus or any supplement or amendment thereto, offering circular or other document (including any related notification or the like) incident to any registration, qualification or compliance, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, such Converting Holder will severally indemnify and hold harmless Katy and its directors, officers, employees, agents and each person, if any, who "controls" Katy (within the meaning of the Securities Act or the Exchange Act) and any other Converting Holder against any losses, claims, damages or liabilities, joint or several, or actions in respect thereof, to which Katy or such other person entitled to indemnification hereunder may become subject under the Securities Act, the Exchange Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages, liabilities or actions in respect thereof arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, such preliminary prospectus, or such prospectus, or any such amendment or supplement thereto, offering circular or other document (including any related notification or the like) incident to any registration, qualification or compliance, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and such Converting Holder will reimburse Katy and such other persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, in each case to the extent, but only to the extent, that the same arises out of, or is based upon, an untrue statement or alleged untrue statement of material fact or an omission or alleged omission to state a material fact in such Registration Statement, such preliminary prospectus, or such prospectus or any such amendment or supplement thereto, offering circular or other document (including any related notification or the like) incident to any registration, qualification or compliance, in reliance upon, and in conformity with, such written information; provided, however, that the obligations of each of the Converting Holders hereunder shall be limited to an amount equal to the net proceeds to such Converting Holder of Registrable Securities sold as contemplated herein. Katy shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to the information so furnished in writing by such persons specifically for inclusion in any prospectus or Registration Statement. The Converting Holder shall also indemnify underwriters and dealer managers participating in the distribution and each person who "controls" such persons (within the meaning of the Securities Act or the Exchange Act), their officers, directors, employees and agents to the same extent as provided herein with respect to the indemnification of Katy, if so requested;

     (h) Promptly after receipt by an indemnified party of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party will not relieve it from any liability that it may have to the indemnified party except to the extent it was actually damaged or suffered any loss or incurred any additional expense as a result thereof. If any such claim or action is brought against an indemnified party, and it notifies the indemnifying party thereof, the indemnifying party shall be entitled to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, (i) the indemnifying party will not be liable to the indemnified party for any legal or other expense subsequently incurred by the indemnified party in connection with the defense thereof, (ii) the indemnifying party will not be liable for the costs and expenses of any settlement of such claim or action unless such settlement was effected with the written consent of the indemnifying party or the indemnified party waived any rights to indemnification hereunder in writing, in which case the indemnified party may effect a settlement without such consent, and (iii) the indemnified party will be obligated to cooperate with the indemnifying party in the investigation of such claim or action; provided, however, that the indemnified party who may be subject to liability arising out of any claim in respect of which indemnity may be sought by such indemnified party may employ its own counsel if such indemnified party has been advised by counsel in writing that, in the reasonable judgment of such counsel, it is advisable for such indemnified party to be represented by separate counsel due to the presence of actual or potential conflicts of interest, and in that event the fees and expenses of such separate counsel will also be paid by the indemnifying party; provided that the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate counsel at any time for all such indemnified parties. An indemnifying party shall not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes a release of such indemnified party reasonably acceptable to such indemnified party from all liability arising out of such claim, action, suit or proceeding and unless the indemnifying party shall confirm in a written agreement reasonably acceptable to such indemnified party, that notwithstanding any federal, state or common law, such settlement, compromise or consent shall not adversely affect the right of any indemnified party to indemnification or contribution as provided in this Agreement as such rights may be limited by applicable law without regard to such settlement, compromise or consent;

     (i) If for any reason the indemnification provided for in paragraphs (f) or (g) is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless as contemplated therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party, but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that the obligations of each of the Converting Holders hereunder shall be limited to an amount equal to the net proceeds to such Converting Holder of Registrable Securities sold as contemplated herein. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation;

     (j)  The obligations under this Annex II shall survive the completion of
                                     --------
any offering of Registrable Securities in a Registration Statement pursuant to this Agreement, and otherwise;

     (k)  Notwithstanding the foregoing provisions of this Annex II, to the
                                                           --------
extent that the provisions regarding indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling, provided that each Converting Holder, each person, if any, who controls such Converting Holder (within the meaning of the Securities Act or the Exchange Act) and their respective directors, officers, employees and agents receive protection in all material respects as extensive and are subject to obligations that are not materially more extensive, than those set forth in this Annex II;
--------

     (l) In the case of any demand registration pursuant to paragraph (a), Katy shall pay all registration expenses. In the case of any registration pursuant to paragraph (c), the requesting Converting Holders shall bear the pro rata share of underwriter's fees, discounts and commissions incurred in such registration and any incremental registration expenses, in each case, including (i) incremental registration and qualification fees and expenses, and (ii) any incremental costs and disbursements (including legal fees and expenses) that result from the inclusion of the Registrable Securities included in such registration, with such incremental expenses being borne by the requesting Converting Holders on a pro rata basis.

Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement to which this Annex II is attached.
                                                        --------

                                   EXHIBIT A

As used herein, the following terms shall have the following meanings unless the context otherwise requires:

"Accounts Payable" shall have the meaning set forth in Section 3.5 hereof.
                                                       -----------

"Accounts Receivable" shall have the meaning set forth in Section 3.5 hereof.
                                                          -----------

"Affiliate" shall have the meaning set forth in Section 3.10 hereof.
                                                ------------

"Agreement" shall have the meaning set forth in Paragraph 1 hereof.

"Agreement Shareholders" shall have the meaning set forth in the Recitals hereof.

"Business Day" shall have the meaning set forth in Section 1.1 hereof
                                                   -----------

"Certificates" shall have the meaning set forth in Section 1.4 hereof.
                                                   -----------

"Closing Date" shall have the meaning set forth in Section 2.2 hereof.
                                                   -----------

"Closing" shall have the meaning set forth in Section 2.2 hereof.
                                              -----------

"Code" shall have the meaning set forth in Section 1.4 hereof.
                                           -----------

"Common Shares" shall have the meaning set forth in the Recitals hereof.

"Confidentiality Agreement" shall have the meaning set forth in Section 5.2
                                                                -----------
hereof.

"Contico" shall have the meaning set forth in Section 3.2 hereof.
                                              -----------

"Contico Common Units" shall have the meaning set forth in Section 3.2 hereof.
                                                           -----------

"Contico Preferred Units" shall have the meaning set forth in Section 3.2
                                                              -----------
hereof.

"Continuing Katy Employees" shall have the meaning set forth in Section 5.4
                                                                -----------
hereof.

"Contracts" shall have the meaning set forth in Section 3.24 hereof.
                                                ------------

"Convertible Preferred Stock" shall have the meaning set forth in the Recitals hereof.

"Converting Holders" shall have the meaning set forth in Annex II hereof.
                                                         --------

"Current Katy Group" shall have the meaning set forth in Section 3.18 hereof.
                                                         ------------

"Depository" shall have the meaning set forth in Section 1.4 hereof.
                                                 -----------

"DGCL" shall have the meaning set forth in Section 1.3 hereof.
                                           -----------

"Environmental, Health and Safety Laws" shall have the meaning set forth in
Section 3.12 hereof.
------------

"ERISA" shall have the meaning set forth in Section 3.13 hereof.
                                            -----------

"ERISA Affiliate" shall have the meaning set forth in Section 3.13 hereof.
                                                      ------------

"Exchange Act" shall have the meaning set forth in Section 1.1 hereof.
                                                   -----------

"Form S-3" shall have the meaning set forth in Annex II hereof
                                               --------

"GAAP" shall have the meaning set forth in Section 3.4 hereof.
                                           -----------

"Hamilton" shall have the meaning set forth in the Recitals hereof.

"Insurance Amount" shall have the meaning set forth in Section 5.11 hereof.
                                                       ------------

"Intellectual Property" shall have the meaning set forth in Section 3.19 hereof.
                                                            ------------

"Inventory" shall have the meaning set forth in Section 3.5 hereof.
                                                -----------

"Katy" shall have the meaning set forth in Paragraph 1 hereof.

"Katy Acquisition Agreement" shall have the meaning set forth in Section 5.8
                                                                 -----------
hereof.

"Katy Affiliated Group" shall have the meaning set forth in Section 3.18 hereof.
                                                            ------------

"Katy Benefit Plans" shall have the meaning set forth in Section 3.13 hereof.
                                                         ------------

"Katy Common Stock" shall have the meaning set forth in the Recitals hereof.

"Katy Group" shall have the meaning set forth in Section 3.1 hereof.
                                                 -----------

"Katy Required Approvals" shall have the meaning set forth in Section 3.3
                                                              -----------
hereof.

"Katy SEC Reports" shall have the meaning set forth in Section 3.4 hereof.
                                                       -----------

"Katy Stock Option Plans" shall have the meaning set forth in Section 3.2
                                                              -----------
hereof.

"Katy Takeover Proposal" shall have the meaning set forth in Section 5.8 hereof.
                                                             -----------

"Katy's Knowledge" shall have the meaning set forth in Section 3.5 hereof.
                                                       -----------

"Licenses" shall have the meaning set forth in Section 3.22 hereof.
                                               ------------

"Material Adverse Effect" shall have the meaning set forth in Section 3.1
                                                              -----------
hereof.

"Material Contracts" shall have the meaning set forth in Section 3.24 hereof.
                                                         ------------

"Minimum Condition" shall have the meaning set forth in Annex I hereof.
                                                        -------

"Offer" shall have the meaning set forth in Section 1.1 hereof.
                                            -----------

"Offer Commencement Date" shall have the meaning set forth in Section 1.1
                                                              -----------
hereof.

"Offer Consideration" shall have the meaning set forth in Section 1.1 hereof.
                                                          -----------

"Offer Documents" shall have the meaning set forth in Section 1.2 hereof.
                                                      -----------

"Offer Shares" shall have the meaning set forth in the Recitals hereof.

"Officer's Certificate" shall have the meaning set forth in Section 6.3 hereof.
                                                            -----------

"Option" shall have the meaning set forth in Section 3.2 hereof.
                                             -----------

"Other Directors" shall have the meaning set forth in Section 5.14 hereof.
                                                      ------------

"Other Holders" shall have the meaning set forth in Section 5.14 hereof.
                                                    ------------

"Past Katy Group" shall have the meaning set forth in Section 3.18 hereof.
                                                      ------------

"Preferred Purchase Price" shall have the meaning set forth in Section 2.1
                                                               -----------
hereof.

"Preferred Stock Purchase" shall have the meaning set forth in the Recitals hereof.

"Proxy Statement" shall have the meaning set forth in Section 1.3 hereof.
                                                      -----------

"Purchaser" shall have the meaning set forth in Paragraph 1 hereof.

"Purchaser Affiliate" shall have the meaning set forth in Section 5.14 hereof.
                                                          ------------

"Purchaser Designees" shall have the meaning set forth in Section 1.3 hereof.
                                                          -----------

"Purchaser Closing Conditions" shall have the meaning set forth in Section 1.1
                                                                   -----------
hereof.

"Purchaser Required Approvals" shall have the meaning set forth in Section 4.2
                                                                   -----------
hereof.

"Purchaser Securities Filings" shall have the meaning set forth in Section 4.6
                                                                   -----------
hereof.

"Reference Balance Sheet" shall have the meaning set forth in Section 3.5
                                                              -----------
hereof.

"Recapitalization" shall have the meaning set forth in the Recitals hereof.

"Refinancing" shall have the meaning set forth in the Recitals hereof.

"Registrable Securities" shall have the meaning set forth in Section 5.15
                                                             ------------
hereof.

"Registration Statement" shall have the meaning set forth in Annex II hereof.
                                                             --------

"Rights" shall have the meaning set forth in the Recitals hereof.

"Rights Agreement" shall have the meaning set forth in the Recitals hereof.

"Schedule 14D-9" shall have the meaning set forth in Section 1.3 hereof.
                                                     -----------

"Schedule TO" shall have the meaning set forth in Section 1.2 hereof.
                                                  -----------

"SEC" shall have the meaning set forth in Section 1.2 hereof.
                                          -----------

"Securities Act" shall have the meaning set forth in Section 3.3 hereof.
                                                     -----------

"Securities Filings" shall have the meaning set forth in Section 3.17 hereof.
                                                         ------------

"Shareholder Meeting" shall have the meaning set forth in the Recitals.

"Subsidiary" shall have the meaning set forth in Section 3.1 hereof.
                                                 -----------

"Superior Proposal" shall have the meaning set forth in Section 5.8 hereof.
                                                        -----------

"Tax Return" shall have the meaning set forth in Section 3.18 hereof.
                                                 -----------

"Taxes" shall have the meaning set forth in Section 3.18 hereof.
                                            ------------

"Termination Date" shall have the meaning set forth in Section 5.1 hereof.
                                                       -----------

"Termination Fee" shall have the meaning set forth in Section 7.2 hereof.
                                                      -----------

"Unanimously" shall have the meaning set forth in Section 1.3 hereof
                                                  -----------

"Voting Agreement" shall have the meaning set forth in the Recitals hereof.

                                                                       EXHIBIT B


                     [LETTERHEAD OF BANKERS TRUST COMPANY]



                                 March 27, 2001


KKTY Holding Company L.L.C.
111 Radio Circle
Mt. Kisco, NY  10549

Attention: Chris Lacovara

               Re: Credit Facilities for Recapitalization of Katy Industries, Inc. - Commitment Letter

Ladies and Gentlemen:

               You have advised us that (i) KKTY Holding Company L.L.C. ("Newco") has been newly formed by Kohlberg & Company, L.L.C. ("K&C") for the purpose of engaging in a recapitalization transaction (the "Recapitalization") in which up to 2,500,000 of the outstanding shares of capital stock and options (the "Shares") of Katy Industries, Inc. ("Target") will be purchased by K&C and other investors satisfactory to us (the "Investors"), at a purchase price of $8.00 a share (for a maximum aggregate purchase price of $20.0 million), pursuant to an agreement (the "Recapitalization Agreement") to be entered into with Target; (ii) in addition to the Shares, pursuant to the Recapitalization Agreement the Investors will also purchase not less than $30.0 million in Target's newly-issued convertible preferred stock (the "Convertible Preferred Stock"), which Convertible Preferred Stock will be convertible into 3,750,000 shares of Target's common stock at a conversion price of $8.00 per share; (iii) immediately prior to the consummation of the Recapitalization, the Investors will capitalize Newco with not less than $50.0 million in cash (the "Equity Financing"), the proceeds of which Equity Financing will be used by Newco to purchase the Shares and the Convertible Preferred Stock; (iv) in connection with the Recapitalization, the proceeds of the Convertible Preferred Stock and the Credit Facilities contemplated hereby will be used by Target to refinance certain existing indebtedness of Target described below in the approximate aggregate principal amount of $140.0 million; and (v) the sources and uses of the funds necessary to consummate the Recapitalization and the other transactions contemplated hereby are set forth on Annex A to this Commitment Letter. After giving effect to the Recapitalization and the other transactions contemplated hereby, the Investors will own 100% of the shares of Newco and Newco will own no less than 51% of the outstanding common stock of Borrower on a fully diluted basis.

               In addition, you have advised us that, on the Closing Date, Target and its subsidiaries will repay all indebtedness and terminate all commitments to make extensions of credit (the "Refinancing") under their respective existing indebtedness (the "Existing Indebtedness") and the only outstanding indebtedness of Borrower and its Subsidiaries will be the Credit Facilities contemplated hereby and capital leases, the amount and terms of which shall be satisfactory to us. You have further advised us that the Revolving Credit Facility (as defined below) will also be used to provide for the working capital requirements and other corporate purposes of Borrower and its subsidiaries.

               The Recapitalization, the Equity Financing, the Convertible Preferred Stock, the Refinancing, the entering into and borrowings under the Credit Facilities contemplated hereby and the other transactions contemplated hereby entered into and consummated in connection with the Recapitalization are herein referred to as the "Transactions".
                           ------------

               Subject to the terms and conditions set forth herein, Bankers Trust Company ("BTCo") hereby commits to provide all of the up to $150.0 million of senior bank credit facilities described below. Such senior bank credit facilities will consist of a term loan of up to $40.0 million (the "Term Loan Facility") and a Revolving Credit Facility of up to $110.0 million, including a sublimit for letters of credit in an amount to be agreed upon (the "Revolving Credit Facility"; together with the Term Loan Facility, the "Credit Facilities"). Deutsche Banc Alex. Brown Inc., an affiliate of BTCo, will act as sole arranger, advisor and book runner (the "Arranger") to arrange for other banks, financial institutions and other "accredited investors" (as defined in SEC regulations; each such bank, financial institution and accredited investor, including BTCo, being a "Lender" and, collectively, the "Lenders") to provide a portion of the Credit Facilities. BTCo will act as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Certain of the terms of the Credit Facilities are set forth in the Summary of Terms attached hereto as Annex B (the "Term Sheet"). You hereby agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than as expressly set forth in the Term Sheet and accompanying fee letter) will be paid in connection with the Credit Facilities unless you and we shall so agree. You also agree that BTCo and the Arranger shall be entitled to change the terms and conditions, pricing and structure of the Credit Facilities if the Arranger determines that such changes are advisable to ensure the successful syndication of the Credit Facilities; provided that the total amount
                                                 --------
of Credit Facilities remains unchanged.

               BTCo's commitment to provide the financings described in this letter is subject to the satisfaction of the conditions set forth herein and to be set forth in the definitive documentation relating to the Credit Facilities, including without limitation those conditions set forth in the Term Sheet. In the event that any of the conditions to the initial funding of the Credit Facilities is not met, we may, in our sole discretion, suggest alternative financing amounts or structures that ensure adequate protection for the Lenders or decline to participate in the proposed financing.

               You hereby represent that, based on your review and analysis, to your knowledge (a) all information, other than Projections (as defined below), which has been or is hereafter made available to the Arranger, BTCo or the other Lenders by the Investors or Target, or any of their respective affiliates or representatives in connection with the transactions contemplated hereby (the "Information") has been reviewed and analyzed by you in connection with the performance of your own due diligence and, as supplemented as contemplated by the next sentence, is (or will be, in the case of Information made available after the date hereof) complete and correct in all material respects and does not (or will not, as the case may be) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements were or are made, and (b) all financial projections concerning Target or any of its subsidiaries that have been or are hereafter made available to the Arranger, BTCo or the other Lenders by the Investors, Target or any of their respective affiliates or representatives in connection with the transactions contemplated hereby (the "Projections") have been (or will be, in the case of Projections made available after the date hereof) prepared in good faith based upon reasonable assumptions. You agree to supplement the Information and the Projections from time to time until the closing date so that the representation and warranty in the preceding sentence is correct on the closing date. In arranging and syndicating the Credit Facilities, the Arranger and BTCo will be using and relying on the Information and the Projections without independent verification thereof. The representations and covenants contained in this paragraph shall remain effective until a definitive financing agreement is executed and thereafter the disclosure representations contained herein shall be superseded by those contained in such definitive financing agreement.

               K&C hereby agrees to pay the reasonable costs and expenses (including the reasonable fees and expenses of counsel to BTCo, reasonable professional fees of consultants and other experts and reasonable out-of-pocket expenses of the Arranger and BTCo, including without limitation syndication expenses) arising in connection with the preparation, execution and delivery of this letter and the definitive financing agreements and the syndication of the Credit Facilities. K&C hereby further agrees to indemnify and hold harmless each of the Arranger, the Lenders (including BTCo) and each director, officer, employee, agent, attorney and affiliate thereof (each an "indemnified person") from and against any losses, claims, damages, liabilities or other expenses to which the Arranger or a Lender or such indemnified persons may become subject, insofar as such losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses arise out of or in any way relate to or result from the actions of the Investors, Target or any of their respective affiliates in connection with the Recapitalization, any of the statements contained in this letter or relating to the extension of the financing contemplated by this letter, or any use or intended use of the proceeds of any of the loans and other extensions of credit contemplated by this letter, and to reimburse each of the Arranger, the Lenders and each indemnified person for any reasonable legal or other expenses incurred in connection with investigating, defending or participating in any such investigation, litigation or other proceeding (whether or not any such investigation, litigation or other proceeding involves claims made between the Investors or any third party and the Arranger, such Lender or any such indemnified person, and whether or not the Arranger, such Lender or any such indemnified person is a party to any investigation, litigation or proceeding out of which any such expenses arise); provided, however, that the indemnity
                                   --------  -------
contained herein shall not apply to the extent that such losses, claims, damages, liabilities or other expenses result from the gross negligence or willful misconduct of the Arranger, such Lender or indemnified person. The obligations to indemnify the Arranger, each Lender and such indemnified persons and to pay such legal and other expenses shall remain effective until the execution and delivery of a definitive financing agreement and thereafter the indemnification and expense reimbursement obligations contained herein shall be superseded by those contained in such definitive financing agreement. None of the Arranger, BTCo or any other Lender shall be responsible or liable to any other party or any other person for consequential damages which may be alleged as a result of this letter. The foregoing provisions of this paragraph shall be in addition to any rights that the Arranger, any Lender or any indemnified person may have at common law or otherwise.

               In connection with the services to be provided hereunder by BTCo, BTCo may employ the services of its affiliates, including without limitation Deutsche Banc Alex. Brown Inc. BTCo may share with such affiliates, and such affiliates may share with BTCo, any information concerning the Investors, Target and their respective affiliates; provided that
                                                                  --------
BTCo and such affiliates agree to hold any non-public information confidential in accordance with their respective customary policies relating to non-public information. Any such affiliate so employed (and its directors, officers, employees, agents, attorneys and affiliates) shall be entitled to all of the benefits afforded to BTCo hereunder.

               You further acknowledge that BTCo and its affiliates may be providing or proposing to provide debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you or your affiliates may have conflicting interests regarding the transactions described herein and otherwise. BTCo and its affiliates will not use confidential information obtained from you or any of your affiliates by virtue of the transactions contemplated by this letter or their other relationships with you and your affiliates in connection with the performance by BTCo or its affiliates of service for such other companies, and BTCo and its affiliates will not furnish any such information to such other companies. You also acknowledge that BTCo has no obligation to use any confidential information obtained from such other companies in connection with the transactions contemplated by this letter, or to furnish any such confidential information to you or any of your affiliates.

               This letter is confidential and shall not be disclosed by you to any person other than your accountants, attorneys and, to the extent approved by BTCo, other advisors, and to Target, its stockholders and its attorneys and, to the extent approved by BTCo, other advisors, and then only on a confidential basis and in connection with the Recapitalization and the related transactions contemplated herein. Additionally, you may make such disclosures of this letter as are required by law or judicial process or as may be required or appropriate in response to any summons or subpoena or in connection with any litigation; provided that you will use your best efforts to notify us of any such disclosure
--------
prior to making such disclosure.

               Our offer will terminate on March 28, 2001 unless on or before that date you sign and return an enclosed counterpart of this letter together with an executed copy of the accompanying letter concerning certain fee arrangements. This letter supersedes our financing letters to you dated as of January 3 and January 9, 2001. The Credit Facilities referred to herein shall in no event be available unless the Recapitalization and the related transactions described herein have been consummated on or prior to June 30, 2001.

               This letter agreement shall be governed by and construed in accordance with the internal laws of the State of New York. This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                 [Remainder of page intentionally left blank]

               We appreciate having been given the opportunity by you to be involved in this transaction.

                                    Very truly yours,

                                    BANKERS TRUST COMPANY

                                    By:  _______________________________
                                         Name:
                                         Title:

AGREED AND ACCEPTED
this 26th day of March, 2001

KKTY HOLDING COMPANY L.L.C.

By:   _________________________
Title:_________________________

KOHLBERG & COMPANY, L.L.C.

(with respect to the expense reimbursement, indemnification and confidentiality obligations on pages 3, 4 and 5)

By:   _________________________
Title:_________________________

                                                                         ANNEX A
                                                                         -------
                           Sources and Uses of Funds
                           -------------------------
                              (in $ in millions)
                              ------------------


Sources                                   Amount        Uses
-------                                   ------        ----
Revolving Credit Facility/1/              $ 77.0        Cash purchase price of Target                   $ 20.0
                                                          common shares
Term Loan Facility                        $ 40.0        Refinancing existing indebtedness/2/            $140.0
Common Equity                             $ 20.0        Estimated transaction fees and                  $  7.0
                                                          expenses
Convertible Preferred Stock               $ 30.0
                                          ------                                                        ------
    Total Sources                         $167.0        Total Uses                                      $167.0
                                          ======                                                        ======














__________________________________
/1/  $110.0 million of commitments.
/2/ Assumes application of not less than $20.0 million in net cash proceeds from the sale of Hamilton Precision Metals prior to the consummation of the Transactions.

                                                                         ANNEX B
                                                                         -------

                             KATY INDUSTRIES, INC.
                               SUMMARY OF TERMS
                               CREDIT FACILITIES


          The following summarizes selected terms of the senior bank credit facilities to be utilized in connection with the proposed recapitalization (the "Recapitalization") of Katy Industries, Inc. ("Target") by Kohlberg & Company, L.L.C. ("K&C") and certain other investors. This Summary of Terms is intended merely as an outline of certain of the material terms of such senior bank credit facilities. It does not include descriptions of all of the terms, conditions and other provisions that are to be contained in the definitive documentation relating to such senior bank credit facilities and it is not intended to limit the scope of discussion and negotiation of any matters not inconsistent with the specific matters set forth herein. All terms defined in the financing letter to which this Summary of Terms is attached and not otherwise defined herein shall have the same meanings when used herein.

I.  THE CREDIT FACILITIES

  Borrower:                       Target.
  --------

  Sole Advisor, Arranger and      Deutsche Banc Alex. Brown Inc. (in such
  --------------------------
  Book Runner:                    capacity, the "Arranger").
  -----------

  Lenders:                        Bankers Trust Company ("BTCo") and a syndicate
  -------
                                  of banks, financial institutions and other accredited investors (the "Lenders").

  Administrative Agent for        BTCo (in such capacity, the "Administrative
  ------------------------
  the Lenders:                    Agent").
  -----------

  Type and Amount:                The Credit Facilities shall consist of the
  ---------------
                                  Term Loan Facility and the Revolving Credit
                                  Facility.

                                  Term Loan Facility. The Term Loan will have a final maturity date of 5 years after the date of the initial funding under the Credit Facilities (the "Closing Date") and be in an original principal amount of up to $40.0 million (subject to borrowing base limits described below). Quarterly amortization will be required in aggregate annual amounts of $8.0 million. The Lenders' commitments to lend the Term Loan will terminate immediately upon the initial funding thereof.

                                  The maturity of the Term Loan Facility may be altered at the discretion of BTCo and the Arranger if so required by market conditions; provided that the aggregate principal amount
                                  --------
                                  of the Term Loan Facility will equal $40.0 million.

                             Revolving Credit Facility. The Revolving Credit Facility will have a final maturity date of 5 years after the Closing Date and be in an original amount of up to $110.0 million (subject to borrowing base limits described below) under which revolving loans may be made and including a sublimit under which standby letters of credit may be issued up to an amount to be agreed upon.

Use of Proceeds:             Proceeds will be applied in accordance with the
---------------              sources and uses of funds described on Annex A
                             attached to the Commitment Letter. The Revolving
                             Credit Facility will also be available to provide for the working capital requirements and general corporate purposes of Borrower and its subsidiaries and, subject to a sublimit to be agreed upon, to issue standby letters of credit to support workers' compensation contingencies and for other corporate purposes to be agreed upon.

Guarantors:                  Newco and all subsidiaries of Borrower; provided
----------                                                           --------
                             that in the event there are material adverse tax consequences to Borrower as a result of a guarantee being given by a foreign subsidiary of Borrower, no guarantee by such foreign subsidiary will be required.

Security:                    All extensions of credit to Borrower and all
--------                     guaranties of subsidiaries of Borrower will be
                             secured by all existing and after-acquired personal property (including without limitation inventory, accounts receivable, instruments, machinery and equipment, assignment of all contract rights, general intangibles, patents, trademarks, tradestyles and tradenames, and all proceeds thereof) of Borrower and the subsidiary guarantors, including a pledge of all intercompany notes and a pledge of 100.0% of the stock of all domestic subsidiaries of Borrower and the subsidiary guarantors and 66% of the stock of all foreign subsidiaries of Borrower and the subsidiary guarantors.

                             The Credit Facilities shall also be secured by first priority liens on all existing and after-acquired real property fee interests and all leasehold interests of Borrower and the subsidiary guarantors, subject to exceptions to be agreed upon.

                             The Credit Facilities shall also be secured by a pledge of all of the stock of Borrower owned by Newco.

                             To effect such liens securing the Credit
                             Facilities, Borrower and the subsidiary guarantors and, with respect to the pledge of the stock of Borrower, Newco, shall execute and deliver to the Administrative Agent all security agreements, pledge agreements, financing statements, deeds of trust, mortgages, collateral access agreements and other documents and instruments as are necessary to grant a first priority perfected security interest in and lien upon all such property of Newco, Borrower and the subsidiary guarantors, subject to customary permitted liens to be agreed upon.

                             Negative pledge on the stock of Borrower and all assets of Borrower and its subsidiaries, subject to exceptions to be agreed upon.

Interest Rates:              All amounts outstanding under the Credit Facilities
--------------
                             shall bear interest, at Borrower's option, at the
                             Base Rate plus the Applicable Margin or at the
                                       ----
                             reserve adjusted Euro-Dollar Rate plus the
                                                               ----
                             Applicable Margin; provided that Euro-Dollar Loans
                                                --------
                             will not be available until the earlier of (i) 90 days after the Closing Date and (ii) the successful completion (in the Administrative Agent's determination) of the syndication of the Credit
                             Facilities. "Applicable Margin" shall mean a percentage per annum initially equal to, in the case of Term Loans and Loans under the Revolving
                             Credit Facility, (a) in the case of such Loans maintained as Base Rate Loans, 1.50% per annum and
                             (b) in the case of such Loans maintained as Euro-
                             Dollar Loans, 2.50% per annum.

                             Notwithstanding the foregoing, the Applicable Margin with respect to Term Loans and the Revolving Credit Facility shall be subject to reduction in increments of 0.25% (not to exceed 0.50% in the aggregate), so long as no default or event of default then exists, based on certain financial performance tests to be determined.

                             As used herein, the terms "Base Rate" and "reserve adjusted Euro-Dollar Rate" shall have meanings customary and appropriate for financings of this type, and the basis for calculating accrued interest and the interest periods for loans bearing interest at the reserve adjusted Euro-Dollar Rate ("Euro-Dollar Loans") shall be customary and appropriate for financings of this type. After the occurrence and during the continuation of an event of default, interest shall accrue at a rate equal to the rate on loans bearing interest at the rate determined by reference to the Base Rate ("Base Rate Loans") plus an additional two percentage points (2.00%) per annum and shall be payable on demand.

Interest Payments:           Monthly for Base Rate Loans; on the last day of
-----------------
                             selected interest periods (which shall be 1, 2, 3 or, subject to Lenders' approval, 6 months) for Euro-Dollar Loans (and at the end of every three months, in the case of interest periods of longer than three months); and upon prepayment, in each case payable in arrears and computed on the basis of a 360-day year.

Borrowing Base:              Availability of loans and letters of credit under
--------------
                             the Revolving Credit Facility will be subject to a borrowing base (consisting of (a) 65% of Eligible
                             Inventory (to be defined), subject to a maximum $75 million inventory sublimit and (b) 85% of Eligible
                             Accounts Receivable (to be defined)). Borrowing base certificates and reports to be delivered monthly. Availability of loans under the Term Loan
                             Facility will be subject to a borrowing base (equal to 90% of Orderly Liquidation

                             Value of Eligible M&E (to be defined) plus 60% of the appraised fair market value (the "Real Property Lendable Value") of Eligible Real Property (to be defined)). Eligibility and any required reserves will be determined by Administrative Agent in its sole discretion.

Letter of Credit Fee:        The letter of credit fee shall be a percentage
--------------------
                             equal to the applicable margin for Euro-Dollar
                             Loans, which shall be shared by all Lenders, in each case based upon the applicable percentage multiplied by the amount available from time to time for drawing under such letter of credit.

Commitment Fees:             Commitment fees equal to 0.50% per annum (the
---------------
                             "commitment fee percentage") times the daily average unused portion of the Revolving Credit
                             Facility shall accrue from the Closing Date and shall be computed on the basis of a 360-day year and payable quarterly in arrears and upon the maturity or termination of the Revolving Credit
                             Facility.

Voluntary Prepayments and    The Credit Facilities may be prepaid in whole or in
-------------------------
Commitment Reductions:       part without premium or penalty (EuroDollar Loans
---------------------
                             prepayable only on the last days of related interest periods or if the Borrower pays all breakage costs) and the Lenders' commitments relative thereto reduced or terminated upon such notice and in such amounts as may be agreed upon.
                             Voluntary prepayments of the Term Loan Facility shall be applied to the scheduled installments thereof in a manner to be determined.

Mandatory Prepayments and    Borrower shall prepay the loans and/or the
-------------------------
Commitment Reductions:       commitments under the Revolving Credit Facility
---------------------
                             shall be reduced (subject to certain basket amounts to be agreed upon) in amounts equal to:

                             Asset Sale Proceeds: 100.0 % of the net after-tax cash proceeds of the sale or other disposition of any property or assets of Borrower or any of its subsidiaries (including insurance and condemnation proceeds), other than (a) net cash proceeds of sales or other dispositions of inventory in the ordinary course of business and (b) certain other exceptions to be negotiated, in each case payable no later than the first business day following the date of receipt;

                             Proceeds of Equity Offerings: 100% of the net cash proceeds received from the issuance of equity securities of Newco, Borrower or any of its subsidiaries, in each case payable no later than the first business day following the date of receipt;

                             Proceeds of Debt Issuances: 100% of the net cash proceeds received from certain issuances of debt securities by Newco, Borrower or any of its subsidiaries, in each case payable no later than the first business day following the date of receipt;

                             Excess Cash Flow: 75% of excess cash flow (to be defined) for each fiscal year, payable within 90 days after the end of the applicable fiscal year.

                             All such amounts shall be applied first to the prepayment of the Term Loan Facility and after payment in full of the Term Loan Facility to the prepayment of the Revolving Credit Facility and the reduction of the commitments thereunder. All such mandatory prepayments of the Term Loan Facility shall be applied to the scheduled installments thereof in inverse order of maturity.

  Representations and        Customary and appropriate, including without
  -------------------
  Warranties:                limitation due organization and authorization,
  ----------
                             enforceability, financial condition, no material adverse changes, title to properties, liens, litigation, payment of taxes, no material adverse agreements, compliance with laws, employee benefit liabilities, environmental liabilities, perfection and priority of liens securing the Credit
                             Facilities, full disclosure, and the accuracy of all representations and warranties in the Definitive Recapitalization Documents (as defined below under the heading "Recapitalization Structure and Documentation").

  Covenants:                 Customary and appropriate affirmative and negative
  ---------
                             covenants, including but not limited to limitations on other indebtedness, liens, investments, guarantees, restricted junior payments (dividends, redemptions and payments on subordinated debt), mergers and acquisitions, sales of assets, leases, transactions with affiliates, conduct of business and other provisions customary and appropriate for financings of this type, including exceptions and baskets to be mutually agreed upon. Financial covenants will include a maximum leverage test, a minimum EBITDA test and a maximum capital expenditure test.

  Events of Default:         Customary and appropriate (subject to customary and
  -----------------
                             appropriate grace periods), including without limitation failure to make payments when due, defaults under other agreements or instruments of indebtedness, noncompliance with covenants, breaches of representations and warranties, bankruptcy, judgments in excess of specified amounts, invalidity of guaranties, impairment of security interests in collateral, and "changes of control" (to be defined in a mutually agreed upon manner).

II.  CONDITIONS TO LOANS

  Certain Conditions         Conditions precedent to the initial funding of the
  ------------------
  Precedent to Initial       Credit Facilities will include, without limitation,
  --------------------
  Funding:                   the following:
  -------
                             1.  Satisfactory Documentation. The definitive
                                 --------------------------
                                 documentation
                             evidencing the Credit Facilities (the "Definitive
                             Financing Documents") shall be prepared by counsel to BTCo and such Definitive Financing Documents and all documents required to be delivered thereunder including without limitation customary legal opinions, title insurance, environmental reports, borrowing base certificates (which in the case of the Revolving Credit Facility shall demonstrate as of the Closing Date an additional borrowing base availability of at least $15.0 million) shall have been delivered and be in form and substance satisfactory to the Administrative Agent and the Lenders.

                         2.  Corporate Structure, Management, etc. The
                             ------------------------------------
                             corporate, capital and ownership structure of Borrower and its subsidiaries shall be satisfactory to the Administrative Agent and the Lenders in all respects. The Administrative Agent shall be satisfied with senior management and their employment contracts and proposed ownership interests in Newco and Borrower after consummation of the Recapitalization and shall be satisfied with the shareholder agreements among Borrower and its shareholders.

                         3.  Recapitalization Structure and Documentation. The
                             --------------------------------------------
                             structure utilized to consummate the
                             Recapitalization (including a tender offer (if any)) and the definitive documentation relating thereto (the "Definitive Recapitalization Documents") shall be in form and substance satisfactory to the Administrative Agent and the Lenders, and the Definitive Recapitalization Documents shall be in full force and effect and all aspects of the Recapitalization (including without limitation the acquisition of not less than 2,000,000, nor more than 2,500,000, shares of
                             Target's common stock by the Investors) shall have been consummated pursuant to the Definitive Recapitalization Documents, no provision of which shall have been amended, supplemented, waived or otherwise modified in any material respect without the prior written consent of Administrative Agent.

                         4.  Equity Capitalization. On or prior to the Closing
                             ---------------------
                             Date, Newco shall have received from Investors not less than $50.0 million in cash proceeds from the issuance of common equity (in minimum amounts for K&C and other Investors to be agreed upon), all of which cash proceeds shall be applied to the purchase of up to 2,500,000 outstanding common shares of Target at a purchase price of $8.00 per share (for an aggregate maximum purchase price of $20.0 million), and $30.0 million in newly-issued convertible preferred stock of Target (the "Convertible Preferred Stock"), which Convertible Preferred Stock shall be convertible at a price of $8.00 per share into 3,750,000 shares of Target common stock. In the event that you purchase less than 2,500,000 outstanding shares, the amount of the Investors' common equity contribution to Newco may be correspondingly reduced. In addition to the equity purchases to be made under the Definitive Recapitalization Documents, in the event that Administrative Agent's environmental investigations, in Administrative Agent's reasonable judgment, indicate that potential environmental liabilities impair the Real Property Lendable Value of such collateral, the Investors shall purchase additional common equity or Convertible Preferred Stock of Target in an amount equal to the amount of such impairment. All equity securities of Newco and Borrower shall have terms and conditions satisfactory to the Administrative Agent and the Lenders. Upon consummation of the Recapitalization, the Investors shall, directly or indirectly, control Borrower and its subsidiaries.

                         5.  Existing Debt. Concurrently with the initial
                             -------------
                             funding under the Credit Facilities, all of the outstanding existing indebtedness of Target and its subsidiaries shall have been repaid in full, all commitments relating thereto shall have been terminated, and all liens and security interests related thereto shall have been terminated or released, in each case on terms satisfactory to the Administrative Agent and the Lenders. Prior to the consummation of the Recapitalization, Target's existing indebtedness shall have been permanently reduced by not less than $20.0 million as the result of the application of the net cash proceeds received by Target from the sale of Hamilton Precision Metals. The only outstanding indebtedness of Target and its subsidiaries after giving effect to the Transactions shall be the Credit Facilities and capital leases, the amount and terms of which shall be satisfactory to the Administrative Agent and the Lenders.

                         6.  Certain Approvals and Agreements. All governmental
                             --------------------------------
                             and third party approvals necessary or advisable in connection with the Recapitalization, the financings contemplated thereby and the continuing operations of the business of Target and its subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Recapitalization or the financing thereof.

                         7.  Security. The Administrative Agent, for the benefit
                             --------
                             of the Lenders, shall have been granted on the Closing Date a perfected security interest in all assets to the extent described above under the "The Credit Facilities - Security".

                         8.  Financial Statements. The Lenders shall have
                             --------------------
                             received (i) audited financial statements of Target and its subsidiaries for the fiscal year ended December 31, 2000, which audited
                             financial statements shall be in form and substance satisfactory to the Arranger and the Administrative Agent, (ii) unaudited financial statements of Target and its subsidiaries for the fiscal quarters ended not later than 45 days prior to the Closing Date and monthly financial statements for any fiscal period of less than three months, (iii) a pro forma balance sheet of Target and its
                             ---------
                             subsidiaries as of the Closing Date after giving effect to the Transactions and the transactions contemplated hereby, and (iv) projected financial statements (including balance sheets and statements of operations, stockholders' equity and cash flows) of Borrower and its subsidiaries for the five-year period after the Closing Date, all of the foregoing to be (x) substantially consistent with any financial statements for the same periods delivered to the Administrative Agent prior to the date of the commitment letter of BTCo to which this Summary of Terms is attached and, in the case of any such financial statements for subsequent periods, substantially consistent with any projected financial results for such periods delivered to the Administrative Agent prior to the date of such letter and (y) otherwise in form and substance satisfactory to the Administrative Agent and the Lenders.

                         9.  No Material Adverse Change. Since December 31,
                             --------------------------
                             1999, there shall have occurred no material adverse change in the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of Target and its subsidiaries, taken as a whole, or in the facts and information as presented to BTCo as of the date of this letter.

                         10. No Disruption of Financial and Capital Markets.
                             ----------------------------------------------
                             There shall have been no material adverse change after the date hereof in the syndication markets for credit facilities similar in nature to the Credit Facilities, and there shall not have occurred and be continuing a material disruption of or material adverse change in the financial, banking or capital markets that would have an adverse effect on such syndication market, in each case as determined by BTCo in its sole discretion.

                         11. Cash Management. The cash management system of
                             ---------------
                             Borrower and its subsidiaries shall be in form and substance satisfactory to the Administrative Agent.

Conditions to All        The conditions to all borrowings will include
-----------------        requirements relating to prior written notice of
Borrowings:              borrowing, borrowing base certificates, the accuracy of
----------               representations and warranties, and the absence of any
                         default or potential event of default, and will otherwise be customary and appropriate for financings of this type.

III.  MISCELLANEOUS

Syndication:                 A syndicate of financial institutions will be
-----------                  arranged by the Arranger. BTCo and its affiliates
                             will act as sole and exclusive Administrative
                             Agent, collateral agent, documentation agent, and syndication agent for the Credit Facilities and Deutsche Banc Alex. Brown Inc. will act as sole and exclusive advisor, book runner and arranger for the Credit Facilities. K&C, Newco and Target shall cooperate with BTCo and the Arranger in the syndication of the Credit Facilities (such cooperation to include, without limitation, participating in meetings with the Lenders and assisting in the preparation of a Confidential
                             Information Memorandum and other materials to be used in connection with such syndication) and shall provide and cause their respective advisors to provide all information reasonably deemed necessary by BTCo to successfully complete such syndication.
                             K&C, Newco and Target also agree to coordinate any other financings by Borrower or any of its affiliates with the Arranger's primary syndication efforts relating to the Credit Facilities.

                             The Lenders may assign all or, in an amount of not less than $2.5 million (or such lesser amount as may constitute the assigning Lender's entire commitment), any part of their shares of the Credit Facilities to their affiliates, to other Lenders, or to one or more banks or other entities that are eligible assignees (to be defined in the Definitive Financing Documents) which are acceptable to the Administrative Agent, such consent not to be unreasonably withheld, and upon such assignment any such affiliate, bank or entity shall become a Lender for all purposes of the Definitive Financing Documents; provided that assignments made to
                                        --------
                             affiliates and other Lenders shall not be subject to the $2.5 million minimum assignment requirement. The Lenders will have the right to sell participations, subject to customary limitations on voting rights, in their shares of the Credit Facilities.

Requisite Lenders:           Requisite Lenders shall mean Lenders holding in the
-----------------            aggregate more than 50.0% of the commitments under
                             the Credit Facilities.

Taxes, Reserve               All payments are to be made free and clear of any
--------------               present or future taxes (other than franchise taxes
Requirements &               and taxes on overall net income), imposts,
--------------               assessments, withholdings, or other deductions
Indemnities:                 whatsoever. Foreign Lenders shall furnish to the
-----------                  Administrative Agent (for delivery to Borrower)
                             appropriate certificates or other evidence of exemption from U.S. federal income tax withholding.

                             Borrower and its subsidiaries shall indemnify the Lenders against all increased costs of capital resulting from reserve requirements or otherwise imposed, in each case subject to customary increased costs, capital adequacy and similar provisions.

Governing Law and            Borrower and its subsidiaries will submit to the
-----------------            nonexclusive jurisdiction and venue of the federal
Jurisdiction:                and state courts of the State of New York and will
------------                 waive any right to trial by jury. New York law
                             shall govern the Definitive Financing Documents.

BTCo's Counsel:              O'Melveny & Myers LLP.
--------------

                                                                       EXHIBIT C

       Term Sheet - Classification of Board of Directors and Convertible
                                Preferred Stock

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Classified Board of        The Board of Directors of Katy shall be Directors
Directors                  classified, with respect to the time for which the
                           directors severally hold office, into two classes, one class comprising the four directors who are not Purchaser Designees to be initially elected for a one-year term expiring at the annual meeting of Katy's shareholders to be held in 2002, and a second class comprising the five Purchaser Designees to be elected initially for a two-year term expiring at the annual meeting of Katy's shareholders to be held in 2003, with the directors in each class to hold office until their respective successors are duly elected and qualified. At each succeeding annual meeting of Katy's shareholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the second succeeding annual meeting of shareholders after such election.

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Name of security           Convertible Preferred Stock, $100 par value

--------------------------------------------------------------------------------
Par value                  $100

--------------------------------------------------------------------------------
Number of shares to be     600,000
authorized

--------------------------------------------------------------------------------
Number of shares to be     400,000
validly issued, fully paid
and nonassessable at the
Closing Date

--------------------------------------------------------------------------------
Preferred Purchase Price   $100 per share, or an aggregate amount of $40,000,000

--------------------------------------------------------------------------------
Conversion rights                  At the option of the holder of Convertible
                                   Preferred Stock, a holder can convert any whole number of shares of Convertible
                                   Preferred Stock, at any time after the
                                   earlier of:

                                   (a)  the fifth anniversary of the Closing
                                        Date;

                                   (b)  the approval by Katy's Board of
                                        Directors of a merger, consolidation or
                                        other business combination between Katy
                                        and another entity (except where Katy is the surviving entity and no change of control of Katy occurs as a result of the transaction) or a sale or other disposition of all or substantially all of Katy's assets;

                                   (c)  the authorization by Katy's Board of
                                        Directors of, or other corporate action
                                        taken to effect, the liquidation,
                                        dissolution or winding up of Katy; and

                                   (d)  the solicitation of proxies from the
                                        holders of any class or classes of
                                        capital stock of Katy for any annual or
                                        special meeting of shareholders, however called, at which an election for directors of Katy is held, or any solicitation of written consent of the holders of any class or classes of capital stock of Katy with respect to the election of directors, against the election as director of any nominee designated by the holders of the Convertible Preferred Stock or for removal of any incumbent director originally nominated by the holders of the Convertible Preferred Stock.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Conversion ratio                   For each share of Convertible Preferred Stock
                                   converted the holder will receive twelve and one-half Common Shares (the "Conversion
                                   Ratio"). The Conversion Ratio will be
                                   adjusted for any stock split, stock
                                   combination, stock dividend or other
                                   recapitalization and will be subject to
                                   protection provisions in the event of
                                   dilutive transactions involving the sale of shares of Katy Common Stock at a price per share, the grant of rights, options or warrants having an exercise per share, or the sale of securities convertible into Keystone
                                   Common Stock having a conversion price per share, in each case, less than $8.00 per Common Share.

--------------------------------------------------------------------------------
Procedure for conversion           Standard conversion procedures, including the
                                   following:

                                   The holder is to give Katy a notice
                                   specifying the number of shares of
                                   Convertible Preferred Stock to be converted, the conversion date and the names of persons to become the holders of the Common Shares issued on conversion.

                                   There will be no fractional issues of Katy
                                   Common Stock upon conversion. In lieu of fractional shares Katy will pay the conversion value of such fractional share in cash.

                                   Katy will pay any documentary, stamp or
                                   similar tax on issuing the certificates for Common Shares (except that if the certificate is to be issued to a person other than the holder, then that person must pay any such tax payable on the transfer).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Covenants of Katy                  The shares of Convertible Preferred Stock
                                   will be validly issued, fully paid and
                                   nonassessable on the Closing Date.

                                   The Common Shares that Katy issues upon the conversion of the Convertible Preferred Stock will be validly issued, fully paid and nonassessable.

                                   Katy will reserve and keep available out of its unauthorized but unissued shares of Katy Common Stock, for the purpose of issuing Common Shares on conversion of the Convertible Preferred Stock, the number of Common Shares issuable on conversion of the outstanding shares of Convertible Preferred Stock.

--------------------------------------------------------------------------------
Dividends                          None

--------------------------------------------------------------------------------
Liquidation preference             If Katy is liquidated, dissolved or wound up,
                                   no distribution will be made to the holders of shares of Katy Common Stock or any other class of equity security authorized hereafter, until the holders of the Convertible Preferred Stock have received their liquidation preference equal to the par value for each share of Convertible Preferred
                                   Stock held (the "Liquidation Preference").
                                   If, when Katy is liquidated, dissolved or wound up, the assets available for distribution among the holders of the Convertible Preferred Stock are insufficient to pay the Liquidation Preference, the assets legally available for distribution to such holders shall be distributed ratably among them in accordance with their holdings of Convertible Preferred Stock.

--------------------------------------------------------------------------------
                                   A merger, consolidation or other business combination between Katy and any other entity, or a sale or other disposition of all or substantially all of Katy's assets, will not be treated as a liquidation, dissolution or winding up of Katy.

--------------------------------------------------------------------------------
Maturity                           Perpetual, subject to redemption by Katy.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Redemption                         The Convertible Preferred Stock will not be
                                   subject to a sinking fund or other
                                   obligations of Katy to redeem or retire the Convertible Preferred Stock. The holder shall have no right to compel Katy to redeem the Convertible Preferred Stock. The Convertible
                                   Preferred Stock shall be redeemable in whole, but not in part, at Katy's option at any time on or after the 20th anniversary of the Closing Date. The redemption price per share of Convertible Preferred Stock shall equal the par value thereof, and shall be payable in cash to the order of the holder on the 30th day after notice of redemption shall have been given to the holders, subject to each holder's right to convert any or all of its shares of Convertible Preferred Stock into Common Shares.

--------------------------------------------------------------------------------
Preemptive rights                  The holders have no preemptive rights with
                                   respect to any shares of Katy's capital stock or any other securities of Katy convertible into or carrying rights or option to buy shares of capital stock, without prejudice to the provisions for adjustment of the Conversion Ratio in the event of dilutive transactions.

--------------------------------------------------------------------------------
Registration rights                In the event of a registration of Common
                                   Shares by Katy pursuant to a registration statement under the Securities Act of 1933, the holder shall have customary piggy-back rights in respect of the Common Shares issuable upon conversion of the Convertible
                                   Preferred Stock. In connection with the
                                   conversion of the Convertible Preferred Stock the holders shall have the right to demand a registration of the underlying Common Shares, provided that the holders shall not be entitled to demand a registration on more than three (3) occasions.

--------------------------------------------------------------------------------
Voting rights                      None (except as required by law).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Special rights                     Katy shall not, without first obtaining the
                                   approval (by vote or written consent) of the holders of at least a majority of the then outstanding shares of Convertible Preferred
                                   Stock:

                                   (a) authorize or issue any class or series of
                                       equity security having equal or superior rights as to payment upon liquidation, dissolution or a winding up of Katy;

                                   (b) amend its Certificate of Incorporation or
                                       By-Laws in any way, or enter into a
                                       merger, consolidation, reorganization,
                                       recapitalization or sale of all or
                                       substantially all of its assets, in any
                                       case which adversely affects the rights
                                       and preferences of the holders of
                                       Convertible Preferred Stock as a class
                                       (except that Katy may complete a reverse-split of the Katy Common Stock without the consent of the holders of the Convertible Preferred Stock);

                                   (c) engage in any transaction which would
                                       impair or reduce the rights of the
                                       holders of the Convertible Preferred
                                       Stock as a class.

--------------------------------------------------------------------------------